AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ___________________

                           REGISTRATION NO: 333-124563


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment No. 3 to
                                   Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SKREEM ENTERTAINMENT CORPORATION


          Delaware                       7380                     33-0565710
          --------                  --------------                -----------
 (State of jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification
 incorporation or organization)   Classification Code Number)        Number)


                 11637 Orpington Street, Orlando, Florida 32817

                                 (407) 207-0400

          (Address and Telephone Number of Principal Executive Offices,
                          Principal Place of Business)

                                Charles Camorata
                             Chief Executive Officer
                 11637 Orpington Street, Orlando, Florida 32817
                                 (407) 207-0400
            (Name, address and telephone number of agent for service)

                                    Copy to:
                     Hank Vanderkam, Vanderkam & Associates
                      1301 Travis, #1200, Houston, TX 77002
                       (713) 547-8900, (713) 547-8910 fax

Approximate  date of  commencement  of proposed sale to the public:  (August 19,
2005)

Date this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                           CALCULATION OF REGISTRATION

 Title of Each Class        Amount To Be       Proposed Maximum      Proposed Maximum         Amount of
 of Securities To Be         Registered       Offering Price Per     Aggregate Offering    Registration Fee
      Registered                                     Share                Price
---------------------     ---------------     ------------------    -------------------   ----------------

                               2,000,000                $1.00            $2,000,000              $   253.40*
Common   Stock  $0.001
par value per share

Common   Stock  $0.001
par value per share           23,107,856                    -                  $  0                    -

Total                         25,107,856                                 $2,000,000                 $253.40*

*       Represents amount already paid.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS

                                2,000,000 Shares

                        SKREEM ENTERTAINMENT CORPORATION

The registration statement of which this Prospectus is a part relates to the offer and sale by Skreem Entertainment Corporation, a Delaware corporation ("Skreem," "We," or "Our"), of our securities. Our common stock offered is not listed on any national securities exchange or the NASDAQ stock market.

This offering and registration consists of 25,107,856 common shares, $.001 par value per share. 2,000,000 of the 25,107,856 shares will be offered by the Company for $1.00 per share with the remaining 23,107,856 shares representing shares currently issued and outstanding as of August 12, 2005 which are being registered for sale by our stockholders.

Skreem's officers will be marketing these securities on a best efforts minimum/maximum basis. The offering will end one hundred and eighty (180) days after the effective date of the registration statement. The minimum purchase requirement is 2,000 shares per investor. Additionally, Skreem will not make arrangements to place the funds in an escrow, trust or similar account. If the Company does not sell a minimum of 100,000 shares, within 180 days of the effective date of the registration statement, all proceeds will be returned to the purchasers promptly.

Skreem's current shareholders are restricted and will refrain from the sale of the 23,107,856 issued and outstanding common shares being registered until such time as the 180 day offering period, beginning with the effective date of this registration statement, has expired.

                               Underwriting
                               Discounts and  Offering          Net Proceeds
Shares       Offering Price    Commissions    Costs             to Skreem
-------------------------------------------------------------------------------
2,000,000    $2,000,000            $0.00        $35,000.00       $ 1,965,000.00

"Per share"  $        1            $0.00            $.035*       $        0.98*

*this figure assumes the entire 2,000,000 shares offered are sold.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 13, 2005

                                TABLE OF CONTENTS

Part I Information Required in Prospectus

Prospectus Summary                                                         4
Risk Factors                                                               6
Use of Proceeds                                                            9
Determination of Offering Price                                            9
Dilution                                                                   9
Selling Security Holders                                                   10
Plan of Distribution                                                       10
Legal Proceedings                                                          11
Directors, Executive Officers, Promoters and Control Persons               12
Security Ownership of Certain Beneficial Owners and Management             13
Description of Securities                                                  13
Interest of Named Experts and Counsel                                      14
Disclosure of Commission Position on Indemnification For Securities Act    14
Description of Business                                                    14
Management's Discussion and Analysis or Plan of Operation                  17
Description of Property                                                    19
Certain Relationships and Related Transactions                             19
Market For Common Equity and Related Stockholder Matters                   20
Executive Compensation                                                     21
Financial Statements                                                       23
Changes in and Disagreements With Accountants                              46
on Accounting and Financial Disclosure

Part II Information Not Required In Prospectus

Indemnification of Directors and Officers                                  47
Other Expenses of Issuance and Distribution                                48
Recent Sales of Unregistered Securities                                    48
Exhibits                                                                   48
Undertakings                                                               48
Signatures                                                                 49

Until _______________, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      SUMMARY INFORMATION AND RISK FACTORS
                               PROSPECTUS SUMMARY

This offering consists of 2,000,000 common shares, $.001 par value per share offer by us for $1.00 per share as well as the registration of 23,107,856 shares already issued and outstanding. The shares are being marketed on a best efforts basis by the officers of Skreem. The offering will end one hundred and eighty
(180) days after the effective date of the registration statement, during which period we will keep this registration statement current by updating the financial statements, related financial disclosures, and any other updates to the operations of the Company.

                                   OUR COMPANY

The Company was incorporated in Delaware on June 11, 1992. On May 28, 1998, the Company changed its name from Plasmatronics Technologies, Inc. to Ecological Services, Inc. and on January 3, 2003 changed it's name to Stanford Capital Corporation. In December 2002, the Company acquired all the issued and outstanding shares of Stanford Capital International, Ltd. a Hong Kong based public relations firm for 10,000 shares of its common stock. This transaction was subsequently revoked. On January 31, 2004, the Company acquired all of the shares of Skreem Entertainment Corporation in exchange for 22,000,000 shares of its one for five post reverse split common shares and on March 16, 2004, the Company changed it's name to Skreem Entertainment Corporation. Skreem Entertainment Corporation promotes, finances and manages artists in the entertainment industry.

The Company currently promotes a music group named "3rd Wish". One of the members (Justin Martin) of the group "3rd Wish" is the son of Jeffrey Martin, the Company's majority shareholder. As of June 30, 2005, the Company had advanced $425,426 to Jeffrey Martin's son in connection with his performance for "3rd Wish".

The Company's revenues for the year ended March 31, 2005 totalled $120,862. The Company's loss from operations for the year ended March 31, 2005 was $1,508,221. The Company's revenues for the quarter ended June 30, 2005 were $22,759. The Company's loss from operations for the quarter totalled $482,737 or $160,912 per month. Considering that the Company's assets at June 30, 2005 totalled $57,758, the Company will be out of funds in less than two months unless there is a substantial change in revenues, expenses, or unless additional proceeds from the sale of stock or the issuance of notes payable are received.

                                 THE OFFERING

As of August 12, 2005 we had 23,107,856 shares of our common stock issued and outstanding. This offering is comprised of 2,000,000 shares of common stock being offered on a best efforts minimum/maximum basis. If a minimum of 100,000 shares are not sold, within 180 days after the effective date of the registration statement, all proceeds will be returned to the shareholders promptly by the Company.

                          FINANCIAL SUMMARY INFORMATION

The following summary financial information and operating data have been derived from the financial statements of Skreem for the periods indicated. The following financial data should be read in conjunction with our financial statements and the notes thereto included elsewhere in this registration statement.


                                                                           Three Months
                                           Year Ended March 31,         Ended June 30, 2005
                                          ----------------------        -------------------
                                          2005             2004            (unaudited)

Statements of Operations
Income statement data:

Revenues                                 $120,862          $176              $ 22,759

Expenses                                1,629,083       754,828               468,989

Income (loss) from operations          (1,508,221)     (754,652)             (446,230)

Other Income (Expense)                    (84,248)      (57,836)              (36,507)

Income (loss) before income taxes      (1,592,469)     (812,488)             (482,737)
                                      -------------   -----------          -----------
Income tax                                     --            --                   --
                                      -------------   -----------          -----------
Net income (loss)                     $(1,592,469)    $(812,488)           $ (482,737
                                      =============   ===========          ===========
Per share data:

Earnings per share                    $     (0.06)    $   (0.05)              $ (0.02)
                                        ==========     =========           ==========
Weighted average shares outstanding
                                       24,813,714    16,408,277 (1)        23,107,856
                                       ===========   ===========           ==========

Balance sheet data:
Working capital (deficiency)          $(1,855,073)    $(581,477)          $(2,336,918)
Total assets                          $   211,939     $  29,730               $57,758
Long term debt                        $         -     $       -           $         -
Shareholder Deficit                   $(1,845,202)    $(554,661)          $(2,327,939)



(1) Data for the year ended March 31, 2004 is provided for comparative purposes only.

                                  RISK FACTORS

THE SECURITIES BEING OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND AN INVESTMENT IN THE SHARES.

                                  COMPANY RISKS

An investment in our common stock involves certain risks. Prospective investors should carefully review the following factors, together with the other information contained in this prospectus, prior to making a decision to invest in our common stock. The future trading price of shares of our common stock will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Our auditors have issued a going concern opinion, which means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.

Our revenue is currently insufficient to cover the costs of our ongoing promotion and funding of recording talent, our search for additional talent, and our general operating costs. Our ability to continue our operations is dependent on the continued successful signing, licensing, and promoting of talent and the revenue, and the successful making and marketing of a recording act.

We are substantially dependent on the willingness and ability of Jeff Martin and other affiliates to continue funding our operations.

To the extent such signing and promoting of recording talent produces inadequate revenues to operate profitably, the Company is dependent on the willingness and ability of Jeff Martin, a major shareholder, and other affiliates, to continue funding, through notes payable, our operations, and our ability to obtain additional sources of financing as discussed below in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." As of the date of this prospectus, our relationship with Mr. Martin is stable and we have no reason to doubt his willingness to continue providing additional funding. However, if Mr. Martin discontinues funding our operations and we are unable to obtain alternative financing when needed on acceptable terms, if at all, we may be unable to continue our operations.

Jeffrey Martin is our largest shareholder. Other affiliates are Martin Consultants, Inc., Jeffrey Martin Real Estate Co., and JT Investments, all of which are owned or controlled by Jeffrey Martin.

We may be unable to meet our capital requirements which may slow down or curtail our business plans.

Since our inception on August 19, 1999 to June 30, 2005, we have suffered operational losses totaling $4,211,870 and we expect to continue to have substantial expenditures and working capital needs. If success of our talent decreases, we experience operating difficulties, or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to obtain the capital necessary to complete our search, promotion, and development of talent and recording acts. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable, on acceptable terms, to raise the required capital, our business may be seriously harmed or even terminated.

Our expenses for the year ended March 31, 2005 totalled $1,629,083 and for the three months ended June 30, 2005 $468,989. We anticipate expenses to remain approximately the same for the interim quarters and the year ending March 31, 2006 and will require revenue and capital sufficient to meet those expenditures.

The company promotes an artist (Justin Martin) who is the son of Jeffrey Martin, our largest shareholder.

The major shareholder's influence may hinder or prohibit the company from making commercially reasonable business judgements regarding the promotion and continued support of this artist. As of June 30, 2005, the Company had advanced, for the purpose of promoting the act "3rd Wish", $425,435 to Jeffrey Martin's son.

Revenue from licensing and promoting recording acts and talent often depends on factors beyond our control.

The profitability of our operations depends upon factors which are beyond our control, including:

     o    File sharing, downloading, and copyright infringement;
     o    Poor market acceptance of our talent and record releases; and
     o Our competitors are constantly seeking new talent or opportunities to increase market share. They may release a particular song or act that is substantially similar to ours in order to compete with us in a particular market. They also may record a song being performed by our artists and release it in a different market.

The company is dependent on few customers to license and distribute the artist's music.

The Company distributes the artist's music by licensing it to distribution companies in exchange for a percentage of revenues. At March 31, 2005, the Company had entered into license agreements with 9 organizations, however, one organization, Cheyenne Records provided approximately 95% of the Company's revenue.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

     Our success will depend on our ability to retain and to attract other talent for the development of recording acts. We will depend, to a large extent, on the efforts, musical talent, and continued employment of such personnel and members of our management team. If members of our management team should resign or we are unable to attract the necessary talent or recording acts, our business operations could be adversely affected.

One shareholder owns a significant amount of our common stock, giving him influence or control in corporate transactions and other matters, and their interests could differ from those of other shareholders

Jeffrey Martin and Martin Consultants, Inc. own 21,350,000 shares or approximately 92.4 percent of our outstanding common stock. As a result, he is in a position to significantly influence or control the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of any amendment to our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. His control of Skreem may delay or prevent a change of control on terms favorable to the other shareholders and may adversely affect the voting and other rights of other shareholders.

RISKS RELATED TO THIS OFFERING

As there is presently no public market for our common stock and a market may never develop, investors may be unable to freely sell their securities.

We intend to apply for listing of the securities on the Over the Counter Bulletin Board ("OTCBB"); however, we cannot assure that we will be able to obtain such a listing. The over-the-counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broker-dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing. A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. We currently do not have a market maker for our securities. If we are able to obtain a market maker for our securities, we may obtain a listing on the OTCBB or develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the OTCBB requirements or that the securities will be accepted for an OTCBB listing.

There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Shares of our common stock may be "penny stocks."

If the market price per share of our common stock is less than $5.00, the shares of our common stock will be "penny stocks" as defined in the Exchange Act. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of our common stock being registered under this prospectus. In addition, the "penny stock" rules adopted by the SEC under the Exchange Act subject the sale of shares of our common stock to regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC's rules may limit the number of potential purchasers of shares of our common stock. Moreover, various state securities laws impose restrictions on transferring "penny stocks," and, as a result, investors in our common stock may have their ability to sell their shares impaired.

The proceeds from sales will not be held in an escrow account.

The proceeds from the sale of stock will not be held in escrow. The Company will hold proceeds in a separate account until the minimum, 100,000 shares with proceeds of $100,000 is sold at which point the funds will be available to the Company for use and no further proceeds will be held in a separate account. If the minimum is not reached, all proceeds will be returned to investors promptly.

The sale of a substantial number of shares of our common stock after this offering may affect our stock price.

The market price of our common stock could decline as a result of sales of substantial amounts of the 23,107,856 shares of common stock in the public market after the closing of this offering or the perception that substantial sales could occur. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that could discourage an acquisition or change of control of Skreem.

Provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us. These provisions include a denial of cumulative voting rights, limitations on shareholder proposals at meetings of shareholders, and restrictions on the ability of our shareholders to call special meetings. In addition, the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15 percent or more of our outstanding common stock.

These provisions of Delaware law and our certificate of incorporation and bylaws may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his best interest, including attempts that might result in a premium over the market price for the common stock.

                    CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Business" and elsewhere in this prospectus are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "plans," "seeks," "should" or "will" or the negative of these terms or similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under "Risk Factors."

                                 USE OF PROCEEDS
All proceeds received by Skreem from the sale of shares will be used for the general purpose of working capital. Assuming a sales price of $1.00 per share, the following would be our use of proceeds assuming 25%, 50%, 75% and 100% of the securities offered being sold.


Amount of Securities Sold   100,000 *      500,000   1,000,000    1,500,000      2,000,000
                            shares         shares      shares       shares         shares
Gross Proceeds              $100,000      $500,000  $1,000,000   $1,500,000     $2,000,000
                            ========      ========  ==========   ==========     ==========

Expenses of the Offering     $35,000       $35,000     $35,000      $35,000        $35,000
                            ========      =======     =======      =======        =======

Working Capital              $65,000      $465,000    $965,000   $1,465,000     $1,965,000
                            ========      ========    ========   ==========     ==========

*  Represents the minimum to be sold

We anticipate the following detailed uses of working capital as follows:

-  Hire additional marketing and promoting staff;

-  Purchase additional advertising for artists currently promoted by Skreem;

-  Develop website and increase internet presence through purchased marketing;

- Form additional recording acts through training, coordinating and consulting with talent acts;

-  Service  debt with  interest  payments  (the  Company  anticipates  that no
   proceeds  will  be  used  to  retire  debt)  -  Contract  with   producers,
   choreographers, and writers to develop current acts;

We will not receive any proceeds from the sales, if any, of the shares currently issued and outstanding. The sale of shares currently issued and outstanding will be restricted until after the 2,000,000 shares offered in this prospectus are sold or 180 days from the effective date of this registration statement.

                         DETERMINATION OF OFFERING PRICE

The purpose of this offering is to sell 2,000,000 shares of common stock and to register our common stock outstanding as of August 12, 2005 for resale by the selling shareholders. As such the offering price applies to the 2,000,000 shares offered.

There is no established public market for the common stock being registered. As such, the offering price was determined arbitrarily. As the Company's liabilities exceed the Company's assets by approximately 1.85 million dollars at March 31, 2005, the Company determined that an offering price of $1 per share with an offering of $2,000,000 shares was necessary to allow the Company to continue operations, particularly, to allow the Company to continue operations while maintaining and expanding the search and development of talent acts.

                                    DILUTION

Our net book value (deficit) as of June 30, 2005, with 23,107,856 shares outstanding, was approximately ($2,327,939) or ($0.10) per share before giving effect to the offering. Net book value represents the amount of total tangible assets less total liabilities, divided by the number of shares outstanding.

Assuming the sale of 2,000,000 shares and after deducting offering expenses estimated at $35,000, our adjusted net book value as of March 31, 2005 would have been approximately $362,939 or $0.01 per share. This represents an immediate increase in net book value of $0.08 per share for June 30, 2005 to the existing shareholders and an immediate dilution in net book value of $1.01 per share for June 30, 2005 to the new investors in the shares in this offering. The following table illustrates this per share dilution:

                                                                 June 30,
                                                                   2005

         Offering price per share                                 $  1.00
         Net book value per share prior to the offering              (.10)
         Increase per share attributable to new investors             .09
         Adjusted net book value per share after the offering         .01
         Dilution per share to new investors                         1.01

Further, assuming the sale of the minimum amount of 100,000 shares, and after deducting offering expenses estimated at $35,000, our adjusted net book value as of June 30, 2005 would have been approximately ($2,262,939) or ($0.10) per share. This represents no significant change to the existing shareholders for March 31, 2005 and an immediate dilution in net book value of $1.10 per share to the new investors in the shares in this offering. The following table illustrates this per share dilution:

                                                                    March 31
                                                                        2005

         Offering price per share                                  $  1.00
         Net book value per share prior to the offering               (.10)
         Increase per share attributable to new investors              .00
         Adjusted net book value per share after the offering         (.10)
         Dilution per share to new investors                          1.10


                            SELLING SECURITY HOLDERS

The registration includes 23,107,856 shares issued and outstanding in addition to the 2,000,000 shares offered for sale. The following table sets forth, as of June 30, 2005 the name, and number of shares of each shareholder holding more than 5% of the issued and outstanding common stock as well as their position, office, or other material relationship, with the Company, within the past three years.

The shareholders will be restricted from the sale of the 23,107,856 shares until the earlier of the sale of the 2,000,000 shares offered by this prospectus or the expiration of the 180 day offering period beginning on the effective date of this registration statement. The selling shareholders are deemed underwriters.

                                                                                                                     Share amount
                                Position, office,       Share amount                                                 after offering
                Share amount    or other relationship   after offering         Amount offered    Percentage of       assuming all
                before          with                    assuming no shares     for Security      the class owned     shares sold
  Name          offering        the registrant          sold by shareholders   holder's account  after the Offering  by shareholders
--------------  --------------  ---------------------   ---------------------  ----------------  ------------------  ---------------

Jeffrey Martin    21,350,000   Shareholder, promissory     21,350,000                    0                 85%               -
(1)                            note holder

Charles Camorata     200,000   Director, Chief                200,000                    0                0.8%               -
                               Executive Officer

Tony Harrison        200,000   Director                       200,000                    0                0.8%               -

Karen Pollino         100,000  Director, Secretary,
                               Chief Financial Officer        100,000                    0                0.4%               -
All others          1,257,856                               3,257,856                    0                 13%           25,107,856
                 =============                          ==============              ========           ==========        =========
Total              23,107,856                              25,107,856                    0                100%           25,107,856

(1) Includes shares owned by Martin Consultants, Inc., Neither Mr. Martin, nor Martin Consultants, Inc. are registered broker-dealers or affiliates of registered broker-dealers.


                              PLAN OF DISTRIBUTION

This offering consists of 2,000,000 common shares, $0.001 par value per share, offered by us for $1.00 per share in addition to the registration of 23,107,856 shares already issued and outstanding. The shares are offered on a best efforts minimum / maximum basis by the officers of Skreem. The offering will end one hundred and eighty (180) days after the effective date of the registration statement, during which period we will keep this registration statement current by updating the financial statements, related financial disclosures, and information on the operations of the Company.

If the minimum of 100,000 shares is not met before 180 days after the effective date of the registration statement, all proceeds will be returned to the shareholders promptly.

Pursuant to the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods prior to the commencement of the distribution.

We have advised the shareholders and officers of Skreem, that during the time as they may be engaged in a distribution of any of the shares we are registering by the Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.
Subject to any future contingencies, the following table is an itemization of all expenses that we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

Item expense

SEC Registration Fee                                       $ 253
Legal Fees and Expenses*                                  25,000
Printing registration statement and other documents*     $ 1,747
Accounting Fees and Expenses*                            $ 8,000
                                                         -------
Total                                                   $ 35,000
                                                         =======


The officers and directors claim an exemption from broker status under Rule 3a4-1 of the Securities Exchange Act of 1934. The Directors and Officers are not subject to any statutory disqualification, will not be compensated in connection with participation in the issuance based directly or indirectly on transactions in the Company's securities, are not associated persons of a broker, perform substantial duties for or on behalf of the issuer other than in connection with transactions in securities, were not, and were not associated with, broker/dealers in the previous 12 months, and will not participate in the sale of securities for an issuer more than once every 12 months.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority or a private party involving Skreem.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our Bylaws provide that we shall have three directors. Vacancies are filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:


                   Age        Positions Held                 Officer / Director Since
                   ---        --------------                 -------------------------
Name

                               Principal Executive Officer &     January 31, 2004
Charles Camorata     51        Director

Tony Harrison        47        Vice President & Director         January 31, 2004

                               Chief Financial Officer &
Karen Pollino        54         Director                         January 31, 2004

        The following is the business background of each officer and director.

     Charles Camorata. Mr. Camorata was a founder of and has been employed by Skreem Entertainment Corporation since August 1999 and was appointed Chief Executive Officer and director of the Company on January 31, 2004. From 1980-1999 he was the owner and president of Camorata Productions, Inc. an entity which composed, arranged and produced music as well as designed audio and visual systems for theme parks and recording studios. He has composed and published 35 musical arrangements.

     Tony Harrison. Mr. Harrison joined Skreem Entertainment Corporation in August 2003 and was appointed Vice President and director of the Company on January 31, 2004. Since 1996 he has operated a recording studio just outside Cologne Germany and produces records in Europe under the "Captain Hollywood" label.

     Karen Pollino. Ms. Pollino joined Skreem Entertainment Corporation in August 1999 on an as-needed basis and was appointed Secretary/Treasurer and director of the Company January 31, 2004. From 1997 to 2005, Ms. Pollino has been employed by Martin Consultants, Inc. as Secretary/Treasurer. From 1990 to 1997 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

     Except as indicated below, to the knowledge of management, during the past five years, no present or former director, or executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor defenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

     (i) acting as a future commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company or engaging in or continuing any conduct or practice in connection with such activity;

     (ii) engaging in any type of business practice; or

     (iii)engaging in any activity in connection with the purchased or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or other wise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.


The directors named above will serve until the next annual meeting of our shareholders to be held within six (6) months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one year terms.

Charles Camorata and Tony Harrison devote 100% of their time in the development and operation of Skreem, and they do not participate in any other significant business activities. Karen Pollino provides her services on an as needed basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


 Title of      Name and           Amount and    Percent of Class
  Class        Address              Nature      of Beneficial Owner
            of Beneficial Owner
----------  -------------------  -----------  ---------------------
Common        Jeff Martin         21,350,000        92.4%
              1802 Crescent
              Orlando, FL 32817

                            DESCRIPTION OF SECURITIES

General

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. The following summary of the material matters relating to our common stock and preferred stock is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Common Stock

     As of August 12, 2005, there were 23,107,856 shares of our common stock outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

As of August 12, 2005, no shares of our preferred stock were outstanding.

Our board of directors has the authority, without further action by our shareholders, to provide for the issuance of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on such rights. The preferences, powers, rights and restrictions of different series of our preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of us.

Provisions having possible anti-takeover effects

Our certificate of incorporation and the bylaws contain provisions that could have an anti-takeover effect. These provisions may discourage certain types of transactions that may involve an actual or threatened change of control of Skreem Entertainment Corporation.

Our board of directors has broad powers to fix by resolution the powers, preferences and rights of any new series of preferred stock. This power could be used to create a class of preferred stock that, because of its rights, could discourage a potential takeover. Additionally, our bylaws give the board of directors power to fill vacancies on the board without shareholder approval. As a result, an incumbent board, not a potential bidder, would have control over board positions in the period between annual meetings of shareholders. Our bylaws also provide for an advance notice procedure governing business to be brought before an annual meeting of shareholders, which could discourage a potential bidder from taking action at a meeting.

We are subject to the provisions of Section 203 of the DGCL. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business transaction" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A "business combination" generally includes a merger, asset or stock sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" generally is a person who, together with affiliates and associates, owns (or within the three prior years did own) 15 percent or more of a corporation's outstanding voting stock.

Transfer Agent

The transfer agent for our common stock is OTC stock transfer.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Our audited consolidated financial statements included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Thomas Leger & Co., L.L.P., an independent registered public accounting firm, and Ham Langston & Brezina, LLP, an independent registered public accounting firm, and are included herein in reliance upon the authority of said firms as experts giving said reports.

Vanderkam & Associates will pass upon the validity of the common stock offered hereby for us.

            DISCLOSURE OF COMMISSIONS POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

DESCRIPTION OF BUSINESS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management. Statements in this periodic report that are not historical facts are hereby indentified as "forward-looking statements".

Business

     The Company was incorporated in Delaware on June 11, 1992. On May 28, 1998, the Company changed its name from Plasmatronics Technologies, Inc. to Ecological Services, Inc. and on January 3, 2003 changed its name to Stanford Capital Corporation. In December 2002, the Company acquired all the issued and outstanding shares of Stanford Capital International, Ltd. a Hong Kong based public relations firm for 10,000 shares of its common stock. This transaction was subsequently revoked. On January 31, 2004, the Company acquired all of the shares of Skreem Entertainment Corporation in exchange for 22,000,000 shares of its one for five post reverse split common shares. Skreem Entertainment Corporation promotes finances and manages artists in the entertainment industry.

Overview

Our business is to locate and promote recording talent.

The Company is constantly seeking talent for recording and performing. Company employees utilize their industry contacts and experience to locate prospective music acts, including music groups and individuals, and evaluate these acts to determine if, from the Company's perspective, such acts demonstrate the talent potential to succeed in the music industry.

Upon locating an act that the Company believes has the potential for success, the Company will sign the act to a contract. Upon signing a typical contract, the Company at its option will advance funds to the artist to pay for travel, arrange for performances, schedule public appearances and generally promote the act, and the act's music, in exchange for a percentage of the revenues generated by the act's performances and music sales.

Once the Company has located an act it wishes to promote, the Company will determine where to promote the artist. It is the Company's strategy to promote talent outside of the United States until the talent has demonstrated the ability to sell music or tickets to performances. Once an act has gained some level of success abroad, the Company intends to promote and market the act in the United States. The Company believes that promoting abroad is a viable approach because it costs less initially, foreign markets are very receptive to American type music acts, and there is less competition. There is no set time frame for introduction of an act into the U.S. The acts will be introduced when they have achieved a level of success abroad which leads the Company to conclude they will be successful in the U.S.

We believe that an act will demonstrate potential, if any, with approximately 1-2 years of promotion. We evaluate our acts approximately ever 4 months to decide whether or not we believe it is in the Company's best interest to continue promoting the act.

We estimate that it will cost between $100,000 and $300,000 per quarter to promote an act abroad. The actual amount is difficult to predict. As an act becomes more successful it will require more promotion, but will also begin to generate revenue which will partially offset promotion costs.

Distribution

The Company distributes its acts in two different ways. The first is through concerts and public appearances. An act will perform and tour playing concerts as frequently as possible to increase public awareness of their music. An act will also make public appearances at retail centers, public places and other events also to increase the act's public awareness.

The second way the act gains publicity is through licensing and sales of the act's music. The Company does not sell records or other music media, however, it does license master recordings to other organizations which distribute the recordings in various media. The Company receives royalty payments pursuant to licensing agreements which are a percentage of revenues from distribution of the recordings.

The Company's artists music is currently being distributed by various organizations throughout Europe and in other countries. Further description is provided in the Plan of Operation under Item 6.

Licensing

From time to time the Company enters into licensing agreements with music production and distribution companies. The license agreements typically grant the production and distribution company rights to a music single or all of an act's music in a particular country or region with a term of three to fifteen years. The production or distribution company can then distribute the music in record or cd format, mp3, ringtone, or any other music media licensed in the agreement. The Company typically receives royalties of a negotiated percentage between 18% and 75% of sales of the production and distribution company's published dealer price less certain packaging deductions. In addition, the Company shall receive between 18% and 75% of net royalty receipts received by in the particular nation or region. In connection with the license agreement, the Company may receive a cash advance.

95% of the Company's revenue for the year ended March 31, 2005 came from the licensing agreement with Cheyenne Records.

Exclusive Artist Recording Agreements

As of June 30, 2005, the Company had entered into long-term Exclusive Artist Recording Agreements with five artists, which include the three Artists of "3rd Wish", the Artist "PatMoe" and the Artist "Precious Dawn Francis" for the purpose of engaging the exclusive personal services of the Artists for making master sound recordings for distribution in any medium. The territory for the agreements shall be worldwide. All master recordings made by the Artists during the terms of the agreements shall be recorded by the Artists on the Company's behalf, and all phonograph records and related performances shall be the entire property of the Company; the Company shall have the right to secure sound recording copyright; and the Company and its licensees shall have the sole and exclusive right to use the recordings throughout the world or any part thereof in any mannerit sees fit. The Company may pay all specifically approved recording costs in connection with the master recordings made hereunder, and all recording costs shall be deemed fully recoupable advances to the Artists and shall be deducted from any and all royalties payable to the Artist by the Company under this or any and all royalties payable to the Artists by the Company. Any and all monies paid to or on behalf of the Artists during the term of the agreement shall be fully recoupable, non-returnable advances unless otherwise expressly agreed in writing between the Company and the Artists. The Company has the right, but not the obligation to have the Artists participate in the creation of music videos and 100% of any and all monies expended by or advanced by the Company for the production of music videos shall constitute additional fully recoupable advances hereunder. The Company shall own any and all rights in and to said music videos in perpetuity.

In its sole discretion, the Company may choose, at any time during the term of the agreements, to license master recordings made by the Artists to third parties on a flat fee or royalty basis, or to enter into a distribution agreement with a third party distributor for the distribution of phonograph records embodying master recordings recorded by the Artists through normal retail channels in the United States and worldwide. With respect to master recordings of the Artists licensed to third parties on a flat-fee basis, the Company shall pay the Artists 20-50% of the net amount received by the Company under such license. With respect to master recordings of the Artists licensed to third parties on a royalty basis, and with respect to phonograph recordings released through a distributor selected by the Company, the Company shall pay the Artists the lesser of 20-50% of the Company's net earned royalty receipts under such license or distribution agreement, or 20-50% of the basic album or single rate as defined in the agreements. Further, in its sole discretion, the Company may choose to commercially release phonograph records through the Company's own distribution network. In such event, the Company agrees to pay the Artists royalties based on the basic album or singe rate as defined in the agreements. For phonograph recordings that are exported or sold outside the United States and through record clubs or similar plans, the Artists shall be paid a royalty of 20-50% of the amounts provided of the above mentioned amounts. In addition, the Artists may earn royalties related to licenses for musical compositions, music video licenses and merchandising.

At June 30, 2005, the Artists had earned royalties of approximately $34,700, based on total reported licensing revenues. However, the Company is not obligated to pay any royalties until total advances to Artists of approximately $1,286,748 at June 30, 2005 (plus any future advances) have been recouped.

Music Publishing Agreements

At June 30, 2005, the Company had entered into long-term Music Publishing Agreements with four individual Writers, which include the three Artists of "3rd Wish" and the Artist "PatMoe". The Company engaged the Writers to render the Writer's exclusive services as songwriters and composers based upon terms and conditions set forth in the agreements. In accordance with the agreements, the Writers grant all rights to all musical compositions written or owned by the Writers and all musical compositions shall be the Company's exclusive property as sole owner. The Company shall pay royalties to the Writers based on various terms and conditions set forth in the agreements. There have been no royalties earned by the writers related to the agreements.


Personal Management Agreement

At June 30, 2005, the Company had entered into long-term Personal Management Agreements with four Artists, which include the three Artists of "3rd Wish" and the Artist "PatMoe". The Company accepts the engagement as the Artists' sole and exclusive personal management company in connection with all activities in the entertainment industries throughout the world, including but not limited to their services as musicians, songwriters, actors, publishers, packagers or performers in any medium now known or hereafter devised. For personal management services performed, the Artists agree to pay the Company 15% of all gross compensation earned or received as a result of activities in the entertainment industry. However, the Company shall not be entitled to commissions by the Artists from the sale, license, or grant of any literary or music rights to the Company or any person, firm, or corporation owned or controlled by the Company. During the year ended March 31, 2005, the Company earned commissions of $3,241, all related to live performances. No commissions were earned during the three month period ended June 30, 2005.

Competition

The Company's acts face fierce competition. There is no shortage of acts and musicians seeking fortune and fame. There is also no shortage of talent in the music industry. The Company believes that their approach of being selective when choosing acts, refining these acts abroad, and marketing the acts through appearances, performances, and music sales is a viable method to compete in the music industry. However there are many other organizations with more capital to spend, greater access to talent, better industry connections, and more experience.

The Company's future depends on the success of it's acts and artists. Many music acts spend entire careers without having a single popular song or tour. The most talented artists and acts are not always the most successful and fan acceptance is the most important and most difficult element of success. If the fans like the act, the fans will purchase the music and tickets and recommend it to friends. If the fans don't like the act, the act may never gain acceptance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

The Company plans to continue operations by developing current acts into successful music performing and recording acts. The Company currently is actively promoting two acts, "3rd Wish" and "Pat Moe". These two acts will tour, perform, make public appearances, and continue to record as opportunities are located. The Company is uncertain as to when these acts may enter the U.S. market. As of June 30, 2005, neither of the Company's acts have received gold records for album sales.

The countries in which the Company is currently promoting its acts are as follows:

Pat Moe                          3rd Wish
--------                         ----------
Germany, Switzerland, Austria    Germany, Switzerland and Austria
                                 UK, Eire
                                 Australia, New Zealand
                                 France, Andorra, Monaco, Belgium
                                 Russia, Azerbaijan, Armenia, Georgia, Moldova
                                 Kazakstan, Krygyzstan, Tajikistan, Uzbekistan,
                                 Turkmenistan, Ukraine, Republic of Belarus,
                                 Lithuania, Latvia, Estonia
                                 Isreal
                                 Portugal

The Company's cash balance is insufficient to satisfy the Company's cash requirements for the next 12 months. The Company believes it can satisfy it's cash requirements for 3 months with current cash. The Company is dependent on continued receipt of revenues and will need outside funding from the sale of shares or debt financing in order to continue operations beyond that.

The Company does not anticipate acquiring any significant equipment during the next twelve months.

The Company does not anticipate any significant changes in the number of employees in the next twelve months. The Company has two full time employees.

The Company has entered into various license agreements which grant certain exclusive rights to sell and distribute certain recordings by "3rd Wish". Approximately 95% of the Company's revenue for the year ended March 31, 2005 came from the Cheyenne Records agreement. The remaining contracts represent, individually, less than 1% of revenue. The table below sets forth the parties, material terms, and territories covered by these license agreements:

Party(Licensee)                                 Territories

Cheyenne Records                                Germany, Switzerland and Austria
Our agreement with Cheyenne Records provide
that Cheyenne will market and sell 3rd Wish's
recordings for a period of 5 years beginning
in March 2004.  Cheyenne will retain
approximately 25% to 45% of revenue from
distribution and sales and the Company
will pay the costs of production. The term
of the contract is 5.5 years from May 2004

Three 8 Music Limited                           UK, Eire
Our agreement with Three 8 provides that they
will receive royalties from 3rd Wish's first
three  singles released.  Royalties are 19%
on record sales and 50% on third party
licensing. The term of the contract is
15 years from October 2004

Shock Records Pty Ltd                           Australia, New Zealand
Our agreement with Shock Records provides for
royalties of 18-22% on album sales and 50% to
Shock for third party licensing.  The term of
the contract is approximately 5 years from
January 2005.

NRJ Music                                       France, Andorra, Monaco, Belgium
Our agreement with NRJ provides for royalties
of 13-22% for record sales. The Company will
bear the costs of production, the term is 5
years from January 2005.

Megaliner Records                               Russia, Azerbaijan, Armenia, Georgia, Moldova,

Our agreement with                              Kazakstan, Kyrgyzstan, Tajikistan, Uzbekistan,
Megaliner provides
Megaliner with 20% of
income from record sales                        Turkmenistan, Ukraine, Republic of Belarus,
and 60% of third party
licensing and broadcasting                      Lithuania, Latvia, Estonia
revenue.  The term is three
years.

NMC Music Ltd.                                  Israel
NMC will receive royalties
of approximately 18% of all
record sales.  The contract
expires in December 2009.

Vidisco                                         Portugal
Vidisco will receive a
royalty of approximately 18%
of all record sales.  The
contract expires in January
of 2010.


Revenue is recognized in accordance with Staff Accounting Bulleting No. 104 (SAB
104) when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable; delivery had occurred or services have been rendered or the license period has begun; and collectibility is reasonably assured.

Revenue from the distribution of recordings under license and distribution agreements is recognized as earned under the criteria established by Statement of Financial Accounting Standard No. 50. Revenue is generally recognized when the Company receives an "accounting" of recordings sold with payment from the licensee. In the event the Company has not received an "accounting" from the licensee and if the Company has information related to the licensed use of recordings that would result in the revenue being fixed and determinable, and collection is reasonably assured, then revenue is recognized in the periods in which the license revenue is earned. Minimum guarantees (advances) received from licensees are recorded as deferred revenue and are amortized over the performance period, which is generally the period covered by the agreement.

Results of Operations

In January 2004, the Company consummated a reverse merger transaction and elected to continue the fiscal year of the legal acquirer (registrant), which gives rise to a three month transition period for the three month period ended March 31, 2004.

For Years Ended March 31, 2005 and 2004

The Company presents this discussion and analysis as a comparison between the audited financial data for March 31, 2005 and the unaudited financial data for March 31, 2004 for informational purposes.

Year Ended March 31, 2005 Compared to the Year Ended March 31,
2004 (unaudited)

Revenues. The Company had $120,862 of revenue for the year ended March 31, 2005 compared to $176 of revenue for the year ended March 31, 2004 (unaudited). The substantial increase in revenue is due to earnings from licensing agreements to distribute 3rd Wish's music.

Operating Expense. Operating expenses for the year ended March 31, 2005, were $1,310,933, an increase of $722,188 or 123% from $588,745 for the year ended March 31, 2004 (unaudited). The increase is primarily due to an increase in production expenses related to video shoots and recordings of approximately $495,000, an increase in advertising of approximately $116,000, and an increase in travel and related support for artists in Germany of approximately $108,000.

General and Administrative Expenses. General and administrative expenses increased 92% to $318,150 for the year ended March 31, 2005 from $166,083 for the year ended March 31, 2004 (unaudited). This increase is primarily attributable to a $162,000 increase in legal, accounting, and other professional fees from the reverse merger transaction and Securities and Exchange Commission filings.

Interest Expense. Interest expense increased 45% to $84,248 for the year ended March 31, 2005 from $57,836 for the year ended March 31, 2004 (unaudited). This decrease is attributable to having more debt outstanding for the year ended March 31, 2005.

As a result of the foregoing, the net operating loss of the company increased 96% to $1,592,469 for the year ended March 31, 2005 from $812,488 for the year ended March 31, 2004 (unaudited).

Liquidity and Capital Resources

As of March 31, 2005, the Company had cash of $52,195 and a deficit in working capital of $1,855,073.

For the year ended March 31, 2005, the Company used $1,526,207 in operating activities which is primarily due to a net loss of $1,592,469, an increase in accounts receivable of $114,257, and an increase in prepaid expenses and deposits of $15,695. These are offset by depreciation expense of $8,465, expenses paid by shareholder and affiliate of $53,026, increase in accounts payable and accrued liabilities of $30,159, increase in interest payable to affiliates of $69,236, and an increase in deferred revenue of $35,328.

For the year ended March 31, 2005, the Company used $11,440 for investing activities. All of the cash used by investing activities was for the purchase of equipment.

For the year ended March 31, 2005 cash provided by financing activities was $1,586,928. The amount represents $301,928 provided by the issuance of common stock, $365,000 which is the proceeds from notes payable reduced by $265,000 in principal payments made, $880,000 which represents the proceeds from notes payable to a shareholder reduced by $80,000 in principal payments made, and $475,000 which represents notes payable to affiliates reduced by $90,000 in principal payments made.

Our expenses for the year ended March 31, 2005 totalled
$1,629,083. We anticipate expenses to remain approximately the same for the year ending March 31, 2006 and will require revenue and capital sufficient to meet those expenditures. The Company will require significant more cash in order to continue beyond March 31, 2006. The Company will need at a minimum $1.5 million per year to continue operations.

Results of Operations for the Three Month Period Ended June 30, 2005 and 2004

Revenues - The Company recorded revenue of $22,759 for the three months ended June 30, 2005. The revenue for this period consists of earnings from licensing agreements to distribute 3rd Wish's music. There was no revenue during the three months ended June 30, 2004.

Operating expenses - Operating expenses for the three months ended June 30, 2005 were $362,823, an increase of $124,651 or 52% from the $238,172 for the corresponding period ended June 30, 2004. The increase is primarily due to tour expenses of $41,777 that were not incurred for the three months ended June 30, 2004, an additional artist and an increase in travel and support for artist in Germany of approximately $126,000, an increase in Website fees of $9,741, which were offset by an overall decrease in music production and promotion costs of approximately $56,000.

General and Administrative Expenses - General and administrative expenses increased by $12,616 or 13% to $106,166 for the three months ended June 30, 2005 from $93,550 for the corresponding period ended June 30, 2004. This increa se is primarily attributable to an increase in legal and accounting fees of $7,477 and an overall increase in other general and administrative expenses of $5,139.

Interest Expense - Interest expense increased by $25,518 or 232.21% to $36,507 for the three months ended June 30, 2005 from $10,989 for the corresponding period of the prior year. This increase is attributable to having additional debt outstanding during the three months ended June 30, 2005.


Liquidity and Capital Resources

As of June 30, 2005, the Company had cash of $14,720 and a deficit in working capital of $ 2,336,917. This compares with cash of $52,195 and a deficit in working capital of $1,855,073 as of March 31, 2005.

Cash used in operations decreased by $ 100,207 to $236,475 for the three months ended June 30, 2005 from $336,682 for the corresponding period of the prior year. The decrease is principally attributable to an increase in the net loss of $ 140,026, expenses paid by shareholder of $35,000, decrease in accounts receivable of $114,257, increase in accounts payable and accrued liabilities of $80,538, an increase in interest payable to affiliates of $30,008 which was offset by a decrease in deferred revenue of $15,990.

Cash provided by financing activities for the three months ended June 30, 2005 was $199,000 from the issuance of promissory notes. This compares with $396,828 of cash being provided from financing activities during the three months ended June 30, 2004, $266,828 from the issuance of common stock and the remainder from promissory notes.

Because of the continued net operating losses of the Company, the Company will not be able to continue as a going concern unless it is able to sell its shares or obtain third and/or related party loans. Although the principal shareholder and affiliates of the Company have been willing to lend funds to the Company in the past, there is no obligation for them to do so in the future. Without such funding, or the sale of its shares, the Company will have insufficient funds to execute its business plans for the next twelve months.

The Company will continue seeking on increased publicity for its musical acts and will pursue public appearances for performing and media interviews. The Company anticipates that this will result in increased revenues with the ultimate goal being the release of a hit record by one or more of the Company's acts. The Company will continue promoting its artists as  much as possible.

DESCRIPTION OF PROPERTIES

     The Company's administrative offices are located in a leased office facility located at 11637 Orpington Street, Orlando, Florida 32817. The facility contains approximately 2,000 square feet of office space. There is no lease on the facility nor is there a rental fee as the property is owned by the principal shareholder of the Company (post merger).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company promotes a music act named 3rd Wish. Jeffrey Martin's son Justin Martin is a member of this group. Jeffrey Martin is our largest shareholder.

The Company has advanced $376,756 as of March 31, 2005 to Justin Martin. The advances are for living expenses including housing and travel in connection with his presence in Europe for performances, music production and promotion.

The Company's Board of Directors held a meeting on August 30, 2003 and unanimously approved a proposal received from Martin Consultants, Inc. and JT Investments, Ltd., affiliates of the Company, to convert the debt and accrued interest owed by the Company to equity. Martin Consultants, Inc. and JT Investments, Ltd. are 100% and 50%, respectively owned by Jeffrey D. Martin. The notes payable of $1,373,600 and related accrued interest of $208,383 were reclassified to equity on August 31, 2003 and Martin Consultants, Inc. was issued 43,000 shares (pre-merger) of common stock.

On November 18, 2004, the Company borrowed $25,000 (unsecured) from Jeffrey Martin Real Estate Co., a company owned by Jeffrey D. Martin. The note bears interest at the rate of 8% per year. The note and related interest expense of $895 were paid during the year ended March 31, 2005.

On May 26, 2004 the Company borrowed $100,000 from Sugarcreek Capital, LLC. The terms of the note call for repayment of $104,000 on or before July 30, 2004. As security for the loan, Jeffrey D. Martin, a major stockholder, put up his 1/3 interest in Osceola Partners. On August 19, 2004 the note payable to Sugarcreek Capital, LLC was transferred to Jeffrey D. Martin, a major stockholder, in exchange for his 1/3 interest in Osceola Partners. This note is payable on demand.

During the year ended March 31, 2005, Jeffrey D. Martin loaned the Company $825,000. The notes are payable on demand and bear interest at the rate of 8% per year. Accrued interest at March 31, 2005 was $17,144. Total principal payments of these notes were $80,000 during the year ended March 31, 2005. The total outstanding as of June 30, 2005 is 745,000.

On January 27, 2004, the Company borrowed $39,592 from JT Investments. The note is unsecured, bears interest at the rate of 8% per year and is payable on demand. The entire principal balance is outstanding at March 31, 2005. The Company recorded interest expense of $564 and $3,167 related to the note for the three months ended March 31, 2004 and year ended March 31, 2005, respectively.

At March 31, 2005, the balance of notes payable to Martin Consultants, Inc., a company owned by Jeffrey D. Martin, was $879,028. The notes bear interest at the rate of 8% per year and are secured by assets of the Company.

Notes payable to shareholders and affiliates consist of the following at March 31, 2005:

         Notes payable upon demand to Jeffrey Martin
             secured by the assets of the
             Company, interest at 8% per annum                       $  845,000

         Notes payable upon demand to Martin Consultants, Inc.,         879,028
             secured by the assets of the
             Company, interest at 8% per annum

         Note payable upon demand to JT Investments, Ltd.,
             unsecured, interest at 8% per annum                         39,592
                                                                      ---------

                                                                   $  1,763,620

Accounts payable due to an affiliate consisted of $9,254 for health insurance as of March 31, 2005.

The Company promotes an artist who is the son of the Company's major shareholder. Total advances to the son are approximately $425,426 as of June 30, 2005. The son, Justin Martin is a member of the music group "3rd Wish."

On March 1, 2003, the Company entered into an agreement with All Star Consulting to establish a fee of $5,000 per month plus rent of an apartment and lease of a car for services rendered as a Manager of Artists in Germany. Effective January 1, 2005,the Company amended the agreement to increase the fee paid to All Star Consulting to $6,500 per month. All Star consulting is owned by Tony Harrison, who is a Vice President and Director of the Company. In connection with the agreement, the Company expensed promotion fees of approximately $64,500, $15,000 and $50,000 for the year ended March 31, 2005, three months ended March 31, 2004, and the year ended December 31, 2003, respectively.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no established public trading market for our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares. There are 23,107,856 shares of our common stock outstanding, all of which are restricted securities. The restricted securities as defined under Rule 144 of the Securities Act may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one year holding period for the restricted securities may sell, within any three month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Penny stock considerations

Our common stock is expected to trade on the over-the-counter electronic bulletin board or on the Pink Sheets and, therefore, is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock". A penny stock is generally defined as any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales requirements on broker-dealers who sell penny stocks to persons other than established customers and "accredited investors". An accredited investor is generally defined as an investor with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually or $300,000 together with a spouse.

Pursuant to Rule 15g-9 of the Securities Exchange Act of 1934, for these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotation for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. This information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could, in the event the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of the common stock.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

No market exists for our securities and there is no assurance that a regular trading market will develop or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

As of the date of this registration, we have approximately 110 holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

Transfer agent and registrar

We anticipate the registrar and transfer agent for our common shares will be OTC stock transfer.

                             EXECUTIVE COMPENSATION



The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Company's last three completed fiscal years to the Company's or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at March 31, 2005, the end of the Company's last completed fiscal year):

 Name                      Year               Compensation
------                     ----               ------------
Kevin Monson *             2003                    None
Charles Camorata           2004                 $50,000
Tony Harrison              2004                 $60,000
Charles Camorata           2005                 $50,000
*  Resigned on January 31, 2004

Cash Compensation

     There was no cash compensation paid to any director or executive officer of the Company during the fiscal years ended March 31, 2003, 2002, and 2001.


Bonuses and Deferred Compensation

None.

Compensation Pursuant to Plans.

None.

Pension Table

None.

Other Compensation

None.

Compensation of Directors.

None.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or change in the person's responsibilities following a changing in control of the Company.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A Development Stage Company)


                                                                                        Page

Reports of Independent Registered Public Accounting Firms                                F-1

Consolidated Financial Statements:

  Consolidated Balance Sheet as of March 31, 2005                                        F-3

  Consolidated Statements of Operations for the year ended March 31, 2005, the three months ended March 31, 2004, the year ended December 31, 2003 and the period from
    inception, August 19, 1999, through March 31, 2005                                   F-4

  Consolidated Statements of Changes in Shareholders'
    Deficit for the period from inception, August 19, 1999,
    through March 31, 2005                                                               F-5

  Consolidated Statements of Cash Flows for the year ended March 31, 2005, the three months ended March 31, 2004, the year ended December 31, 2003 and the period from
    inception, August 19, 1999, through March 31, 2005                                   F-6

Notes to Consolidated Financial Statements                                               F-7


  Consolidated Condensed Balance Sheet - June 30, 2005 (unaudited)                      F-24

  Consolidated Condensed Statements of Operations (unaudited) - For the three months ended June 30, 2005 and 2004 and for the period from
  inception (August 19, 1999) to June 30, 2005                                          F-25

  Consolidated Condensed Statements of changes in Shareholders' Deficit
  (unaudited) - For the period from inception (August 19, 1999) to June 30, 2005        F-26

  Consolidated Condensed Statements of Cash Flows (unaudited) - For the three months ended June 30, 2005 and 2004 and for the period from inception
  (August 19, 1999) June 30, 2005                                                       F-27


 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders and Board of Directors
Skreem Entertainment Corporation:


We have audited the accompanying consolidated balance sheet of Skreem Entertainment Corporation (the "Company") as of March 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended, and for the period from inception, August 19, 1999, through March 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Skreem Entertainment Corporation as of March 31, 2005, and the consolidated results of its operations and its cash flows for the for the year then ended, and for the period from inception, August 19, 1999, through March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage and has suffered recurring losses from operations and had a net capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management plans to continue funding the operation through an affiliate owned by a major shareholder of the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        Ham, Langston & Brezina, L.L.P.


Houston, Texas
June 22, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
Skreem Entertainment Corporation

We have audited the accompanying consolidated statements of operations, shareholders' deficit and cash flows of Skreem Entertainment Corporation (a development stage company) (the "Company"), for the three months ended March 31, 2004 and the year ended December 31, 2003 and for the period from August 19, 1999 (date of inception) through March 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of its operations and cash flows of Skreem Entertainment Corporation for the three months ended March 31, 2004 and the year ended December 31, 2003 and for the period August 19, 1999 (date of inception) through March 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage and has suffered recurring losses from operations and had a net capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management plans to continue funding the operation through an affiliate owned by a major shareholder of the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Thomas Leger & Co. L.L.P.


July 21, 2004
Houston, Texas

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2005



      ASSETS

Current assets:
  Cash and cash equivalents                                        $    52,195
  Accounts receivable                                                  114,257
  Prepaid assets and deposits                                           35,616
                                                                   -----------

    Total current assets                                               202,068

Property and equipment, net                                              9,871
                                                                   -----------

      Total assets                                                 $   211,939
                                                                   ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued liabilities                         $    64,046
  Related party payable                                                  9,254
  Accrued interest payable - affiliates and shareholder                 84,893
  Notes payable - shareholder                                          845,000
  Notes payable - affiliates                                           918,620
  Notes payable -other                                                 100,000
  Deferred revenue                                                      35,328
                                                                   -----------

    Total current liabilities                                        2,057,141
                                                                   -----------

Shareholders' deficit
  Preferred stock, par value $0.001, 1,000,000
    shares authorized, no shares issued and outstanding                   -
  Common stock, par value $0.001, 50,000,000
    shares authorized, 23,107,856 shares issued
    and outstanding                                                     23,108
  Paid-in capital                                                    1,860,823
  Deficit accumulated during the development stage                  (3,729,133)
                                                                   -----------

    Total shareholders' deficit                                     (1,845,202)
                                                                   -----------

      Total liabilities and shareholders' deficit                  $   211,939
                                                                   ===========



                   The accompanying notes are an integral part of these consolidated financial statements
                                       F-3

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                               Year Ended        Three Months         Year Ended         Inception to
                                                March 31,        Ended March         December 31,          March 31,
                                                  2005             31, 2004              2003                2005
                                               -----------       ------------        ------------        ------------

Revenues                                       $   120,862       $     -             $      376          $   123,788

Operating expenses                              (1,310,933)        (149,470)           (470,331)          (2,410,863)
General and administrative
  expenses                                        (318,150)         (47,071)           (195,280)            (998,821)
Impairment of loan receivable                         -                -                   -                (130,000)
                                               -----------       ----------          ----------          -----------

  Loss from operations                          (1,508,221)        (196,541)           (665,235)          (3,415,896)

Interest expense                                   (84,248)          (9,453)            (71,129)            (313,237)
                                               -----------       ----------          ----------          -----------

Net loss                                       $(1,592,469)      $ (205,994)         $ (736,364)         $(3,729,133)
                                               ===========       ==========          ==========          ===========

Basic and diluted net loss
  per share                                    $     (0.06)      $    (0.01)         $    (0.06)
                                               ===========       ==========          ==========

Weighted average shares
  outstanding                                   24,813,714       24,733,180          12,054,795(1)
                                               ===========       ==========          ==========


(1) Number of shares outstanding to reflect reverse merger and for comparison purposes only.




                   The accompanying notes are an integral part of these consolidated financial statements
                                       F-4

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
             from inception, August 19, 1999, through March 31, 2005


                                                                       Additional        Retained
                                           Common Stock                 Paid-In          Earnings
                                      Shares           Amount           Capital          (Deficit)           Total

Balance at inception,
  August 19, 1999                         -          $     -           $     -          $      -          $      -

Issuance of common stock                20,000               20              -                 -                   20

Net loss                                  -                -                 -              (84,021)          (84,021)
                                    ----------       ----------        ----------       -----------       -----------

Balance at December 31, 1999            20,000               20              -              (84,021)          (84,001)

Net loss                                  -                -                 -             (230,879)         (230,879)
                                    ----------       ----------        ----------       -----------       -----------

Balance at December 31, 2000            20,000               20              -             (314,900)         (314,880)

Net loss                                  -                -                 -             (494,816)         (494,816)
                                    ----------       ----------        ----------       -----------       -----------

Balance at December 31, 2001            20,000               20              -             (809,716)         (809,696)

Net loss                                  -                -                 -             (384,590)         (384,590)
                                    ----------       ----------        ----------       -----------       -----------

Balance at December 31, 2002            20,000               20              -           (1,194,306)       (1,194,286)

Reclassification of debt to
  equity                                43,000               43         1,581,940              -            1,581,983

Net loss                                  -                -                 -             (736,364)         (736,364)
                                    ----------       ----------        ----------       -----------       -----------

Balance at December 31, 2003            63,000               63         1,581,940        (1,930,670)         (348,667)

Effect of issuance of common
  stock and recapitalization
  in reverse acquisition
  transaction                       25,943,925           25,944           (25,944)             -                 -

Net loss                                  -                -                 -             (205,994)         (205,994)
                                    ----------       ----------        ----------       -----------       -----------

Balance at March 31, 2004           26,006,925           26,007         1,555,996        (2,136,664)         (554,661)

Proceeds from issuance of
  common stock                         603,856              604           301,324              -              301,928

Cancellation of shares              (3,502,925)          (3,503)            3,503              -                 -

Net loss                                  -                -                 -           (1,592,469)       (1,592,469)
                                    ----------       ----------        ----------       -----------       -----------

Balance at March 31, 2005           23,107,856       $   23,108        $1,860,823       $(3,729,133)      $(1,845,202)
                                    ==========       ==========        ==========       ===========       ===========




                   The accompanying notes are an integral part of these consolidated financial statements
                                       F-5

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     Year Ended        Three Months     Year Ended        Inception to
                                                      March 31,        Ended March      December 31,       March 31,
                                                        2005            31, 2004            2003           2005
                                                     -----------       -----------      ------------     ------------

Cash flows from operating activities:
  Net loss                                           $(1,592,469)      $ (205,994)      $ (736,364)       $(3,729,133)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Depreciation expense                                   8,465            1,273            6,220             40,880
    Impairment of loan receivable                           -                -                -               130,000
    Accrued interest payable converted to
      equity                                                -                -                -               208,405
    Expanses paid by shareholder and
      affiliate                                           53,026             -                -                53,026
    Changes in operating assets and
      liabilities:
      Increase in accounts receivable                   (114,257)            -                -              (114,257)
      Decrease (increase) in prepaid
        expenses and deposits                            (15,695)           4,408          (24,328)           (35,595)
      Increase in accounts payable and
        accrued liabilities                               30,159           22,580           11,307             73,300
      Increase in interest payable to
        affiliates                                        69,236            9,453           71,095             84,873
      Increase in deferred revenue                        35,328             -                -                35,328
                                                     -----------       ----------       ----------        -----------

        Net cash used in operating
          activities                                  (1,526,207)        (168,280)        (672,070)        (3,253,173)
                                                     -----------       ----------       ----------        -----------

Cash flows from investing activities:
  Purchase of property and equipment                     (11,440)            -              (3,497)           (50,751)
  Loan receivable                                           -                -                -              (130,000)
                                                     -----------       ----------       ----------        -----------

        Net cash used by investing
          activities                                     (11,440)            -              (3,497)          (180,751)
                                                     -----------       ----------       ----------        -----------

Cash flows from financing activities:
  Proceeds from issuance of common stock                 301,928             -                -               301,928
  Proceeds from notes payable-other                      365,000             -                -               365,000
  Proceeds from notes payable-shareholder                880,000             -                -               880,000
  Proceeds from notes payable to affiliates              475,000          156,591          687,000          2,424,191
  Principal payments on notes payable to
    affiliates                                           (90,000)            -                -              (140,000)
  Principal payments on notes payable-other             (265,000)            -                -              (265,000)
  Principal payments on notes payable-
    shareholder                                          (80,000)            -                -               (80,000)
                                                     -----------       ----------       ----------        -----------

        Net cash provided by financing
          activities                                   1,586,928          156,591          687,000          3,486,119
                                                     -----------       ----------       ----------        -----------

Net increase (decrease) in cash and
  cash equivalents                                        49,281          (11,689)          11,433             52,195

Cash and cash equivalents, beginning of
  year                                                     2,914           14,603            3,170               -
                                                     -----------       ----------       ----------        -----------

Cash and cash equivalents, end of year               $    52,195       $    2,914       $   14,603        $    52,195
                                                     ===========       ==========       ==========        ===========




                   The accompanying notes are an integral part of these consolidated financial statements

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.     Nature of Operations and Summary of Significant Accounting Policies

       Nature of the Business and Merger

       Stanford Capital Corporation (Stanford) was incorporated under the laws of the State of Delaware on June 11, 1992. During January 2004, Stanford acquired all of the issued and outstanding shares of common stock of Skreem Entertainment Corporation (Skreem) in exchange for 22,000,000 post reverse split shares of common stock, par value $0.001 per share, to the holders of Skreem's common stock. The transaction is considered a reverse merger and Skreem became a wholly owned subsidiary of Stanford. Stanford and Skreem are collectively referred to as "the Company". On March 16, 2004 the Company filed a Certificate of Amendment with the Delaware Secretary of State changing the Company's name to Skreem Entertainment Corporation and reverse splitting the Company's shares on a one (1) for five (5) basis. The financial statements herein reflect the effect of the reverse stock split. The proforma effects of the reverse merger are not material to the consolidated financial statements.

       Skreem is a development stage company that was incorporated in Nevada on August 19, 1999. Skreem was formed to promote, finance and manage artists and projects in the music industry and is located in the State of Florida.

       Basis of Presentation and Consolidation

       The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company has elected to continue the fiscal year of the legal acquirer (registrant). As the transaction is deemed a reverse merger, this gives rise to the three month transition period ended March 31, 2004.

       The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions, including intercompany profits and unrealized profits and losses are eliminated on consolidation.

       Cash and Cash Equivalents

       Cash and cash equivalents consist of cash on hand and on deposit at a major financial institution. The Company considers highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

       Advances to Artists

       The Company advances monies to artists upon the artist signing the "Exclusive Recording Artist Agreement." An advance paid to an artist shall be reported as an asset if the past performance and current popularity of the artist to whom the advance is made provide a sound basis for estimating that the amount of the advance will be recoverable from future royalties to be earned by the artist. Any portion of advances that subsequently appear not to be fully recoverable from future royalties to be earned by the artist shall be charged to expense during the period in which the loss becomes evident.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.     Nature of Operations and Summary of Significant Accounting Policies,
       Continued

       Property and Equipment

       Property and equipment are stated at cost. Provisions for depreciation are computed using the double-declining method based on the estimated useful lives of the assets, generally three to seven years. Expenditures that increase the value or extend the life of the asset are capitalized, while cost of maintenance and repairs are expensed as incurred. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized.

       In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," the Company examines the possibility of decrease in value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

       Record Masters

       A record master borne by the Company is reported as a cost of production when the past performance and current popularity of the artist does not provide a sound basis for estimating that the cost will be recovered from future sales.

       Revenue Recognition

       Revenue is recognized in accordance with Staff Accounting Bulletin No. 104 (SAB 104) when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable; delivery has occurred or services have been rendered or the license period has begun; and collectibility is reasonably assured.

       Revenue from the distribution of recordings under license and distribution agreements is recognized as earned under the criteria established by Statement of Financial Accounting Standard No. 50.Revenue is generally recognized when the Company receives an "accounting" of recordings sold with payment from the licensee. In the event the Company has not received an "accounting" from the licensee and if the Company has information related to the licensed use of recordings that would result in the revenue being fixed and determinable, and collection is reasonably assured, then revenue is recognized in the periods in which the license revenue is earned. Minimum guarantees (advances) received from licensees are recorded as deferred revenue and are amortized over the performance period, which is generally the period covered by the agreement.

       Advertising Costs

       All costs related to general advertising are charged to expense as incurred. For the year ended March 31, 2005, the Company recorded total advertising expense of $116,046. There were no significant advertising expenses incurred during the three months ended March 31, 2004 and year ended December 31, 2003.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.     Nature of Operations and Summary of Significant Accounting Policies,
       Continued

       Operating expenses

       Operating expenses include music production costs, artist compensation costs, and other operating expenses. The Company enters into production, promotion and related consulting agreements in the ordinary course of business.

       Use of Estimates

       The preparation of financial statements in conformity with general accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Income Taxes

       From inception of the Company through August 31, 2003, the Company had elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, corporate income or loss passes through to the shareholder and therefore, no provision for federal or state income taxes has been recorded by the Company. On August 31, 2003, the Company converted certain debt and accrued interest owed to affiliates to equity. The affiliates were a corporation and a partnership that made the Company ineligible to be taxed under subchapter S of the Internal Revenue Code. Subsequent to August 31, 2003, the Company accounts for income tax using Statements of Financial Accounting (SFAS) No. 109 "Accounting for Income Taxes."

       Recent Accounting Pronouncements

       In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123R "Share-Based Payment" (SFAS 123R). This statement revises SFAS No. 123, supercedes APB No. 25, and requires companies to recognize the cost of employee stock options and other awards of stock-based compensation based on the fair value of the award as of the grant date. Currently, this type of compensation expense is not reflected in the Company's Consolidated Statements of Operations. The effective date of this pronouncement is as of the beginning of the first interim or annual period that begins after December 15, 2005. The Company plans to adopt the requirements of SFAS 123R effective January 1, 2006.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.     Nature of Operations and Summary of Significant Accounting Policies,
       Continued

       Recent Accounting Pronouncements, continued

       In December 2004, FASB published the following two final FASB Staff Positions, effective immediately. FAS 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004," giving guidance on applying FASB Statement No. 109, Accounting for Income Taxes, to the tax deduction on qualified production activities provided by the American Jobs Creation Act of 2004. FAS 109-2 "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004" provides guidance on the Act's repatriation provision. The Company is in the process of reviewing FAS 109-1 and FAS 109-2; however, at this time the Company does not believe that the adoption of FAS 109-1 or FAS 109-2 will have a material impact on its consolidated financial position, results of operations or cash flows.

       In November 2004, FASB Emerging Issues Task Force (EITF) reached a consensus in applying the conditions in Paragraph 42 of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations" (EITF 03-13). Evaluation of whether operations and cash flows have been eliminated depends on whether (1) continuing operations and cash flows are expected to be generated, and (2) the cash flows, based on their nature and significance, are considered direct or indirect. This consensus should be applied to a component that is either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. The Company does not believe that the adoption of EITF 03-13 will have a material impact on its consolidated financial position, results of operations or cash flows.

       In November 2004, FASB issued SFAS No. 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal 2006, beginning on January 1, 2006. The Company is currently evaluating the effect that the adoption of SFAS No. 151 will have on its consolidated financial position, results of operations and cash flows, but do not expect SFAS No. 151 to have a material impact.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.     Nature of Operations and Summary of Significant Accounting Policies,
       Continued

       Going Concern

       The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained losses of $1,592,469, $205,994, and $736,364,for the year ended March 31, 2005, the three months ended March 31, 2004, and the year ended December 31, 2003 respectively. The Company had an accumulated deficit of $3,729,133 at March 31, 2005. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company is highly dependent on its ability to continue to obtain investment capital and loans from an affiliate and shareholder in order to fund the current and planned operating levels. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to continue receiving investment capital and loans from an affiliate and shareholder to complete promotion of the Company's artists, continue production of music and achieve a level of success that will enable it to sustain its operations. No assurance can be given that the Company will be successful in these efforts.


2.     Property and Equipment

       Property and equipment is comprised of the following at March 31, 2005:

         Furniture                                           $   18,161
         Music and computer equipment                            28,604
                                                             ----------

                                                                 46,765
         Less: accumulated depreciation                         (36,894)
                                                             ----------

                                                             $    9,871


       Depreciation expense was $ 8,465, $1,273, and $6,220, for the year ended March 31, 2005, the three months ended March 31, 2004, and the year ended December 31, 2003, respectively.


3.     Deposits

       At March 31, 2005, the Company had deposits of $15,366 for the rental of a vehicle and $11,006 for the rental of housing for the Artists and Manager of "3rd Wish" and "Pat Moe".

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



4.     Income Taxes

       From inception of the Company through August 31, 2003, the Company had elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, corporate income or loss passes through to the shareholder and therefore, no provision for federal or state income taxes was recorded by the Company. On August 31, 2003, the Company converted certain debt and accrued interest owed to affiliates to equity. The affiliates were a corporation and a partnership that made the Company ineligible to be taxed under subchapter S of the Internal Revenue Code. Subsequent to August 31, 2003, the Company accounts for income tax using Statements of Financial Accounting (SFAS) No. 109 "Accounting for Income Taxes."

       The following table sets forth a reconciliation of federal income tax for the year ended March 31, 2005, the three months ended March 31, 2004, and the year ended December 31, 2003:

                                         Year Ended      Three Months     Year Ended
                                         March 31,       Ended March      December 31,
                                            2005           31, 2004          2003
                                         ----------      ------------     ----------

         Loss before income taxes        $(1,592,469)    $ (205,994)      $ (736,364)
                                         -----------     ----------       ----------

         Income tax benefit computed
          at statutory rates                (541,439)       (70,038)        (250,363)
         Valuation allowance                 540,596         69,322           83,210
         Losses passed through to
            Shareholders                        -              -             167,153
         Permanent differences, non-
          deductible expenses                    843            716             -
                                         -----------     ----------       ----------

           Tax benefit                   $      -        $     -          $     -
                                         ===========     ==========       ==========


       As of March 31, 2005, the Company has net operating loss carryforwards of approximately $2,038,613. The carryforwards begin to expire in the year 2023. The Company's net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in section 382 of the Internal Revenue Code. The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.

       Significant components of the deferred tax assets are set out below along with a valuation allowance to reduce the net deferred tax asset to zero. In order to comply with generally accepted accounting principles, management has decided to establish the valuation allowance because of the potential that the tax benefits underlying deferred tax asset may not be realized. Significant components of the Company's deferred tax asset at March 31, 2005 are as follows:


         Net operating loss carryforwards                   $ (693,128)
         Less: valuation allowance                             693,128
                                                             ----------

         Net deferred tax assets                            $     -
                                                             ==========

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



5.     Notes Payable

       Shareholder

       On May 26, 2004 the Company borrowed $100,000 from Sugarcreek Capital, LLC. The terms of the note call for repayment of $104,000 on or before July 30, 2004. As security for the loan, Jeffrey D. Martin, a major stockholder, put up his 1/3 interest in Osceola Partners. On August 19, 2004 the note payable to Sugarcreek Capital, LLC was transferred to Jeffrey D. Martin, a major stockholder, in exchange for his 1/3 interest in Osceola Partners. This note is payable on demand.

       During the year ended March 31, 2005, Jeffrey D. Martin loaned the Company $825,000. The notes are payable on demand and bear interest at the rate of 8% per year. Accrued interest at March 31, 2005 was $17,144. Total principal payments of these notes were $80,000 during the year ended March 31, 2005. The dates and amounts of these individual note agreements entered into during the year ended March 31, 2005 and outstanding are as follows:


                  Date of Note                             Amount

                  May 24, 2004                         $   75,000
                  July 2, 2004                             30,000
                  August 26, 2004                           5,000
                  November 4, 2004                         80,000
                  November 11, 2004                        20,000
                  November 22, 2004                        15,000
                  December 3, 2004                         10,000
                  December 9, 2004                         20,000
                  December 13, 2004                        20,000
                  December 16, 2004                         4,000
                  February 1, 2005                         61,000
                  February 14, 2005                       100,000
                  February 15, 2005                        15,000
                  February 25, 2005                        60,000
                  March 10, 2005                           25,000
                  March 16, 2005                           80,000
                  March 21, 2005                           25,000
                  March 22, 2005                           10,000
                  March 23, 2005                           25,000
                  March 29, 2005                           30,000
                  March 30, 2005                           10,000
                  March 31, 2005                           25,000
                                                       ----------

                    Total                              $  745,000
                                                       ==========

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



5.     Notes Payable, continued

       Affiliates

     The Company's Board of Directors held a meeting on August 30, 2003 and unanimously approved a proposal received from Martin Consultants, Inc. and JT Investments, Ltd., affiliates of the Company, to convert the debt and accrued interest owed by the Company to equity. Martin Consultants, Inc. and JT Investments, Ltd. are 100% and 50%, respectively owned by Jeffrey D. Martin. The notes payable of $1,373,600 and related accrued interest of $208,383 were reclassified to equity on August 31, 2003 and Martin Consultants, Inc. was issued 43,000 shares (pre-merger) of common stock.

       On January 27, 2004, the Company borrowed $39,592 from JT Investments. The note is unsecured, bears interest at the rate of 8% per year and is payable on demand. The entire principal balance is outstanding at March 31, 2005. The Company recorded interest expense of $564 and $3,167 related to the note for the three months ended March 31, 2004 and year ended March 31, 2005, respectively.

       On November 18, 2004, the Company borrowed $25,000 (unsecured) from Jeffrey Martin Real Estate Co., a company owned by Jeffrey D. Martin. The note bears interest at the rate of 8% per year. The note and related interest expense of $895 were paid during the year ended March 31, 2005.

       At March 31, 2005, the balance of notes payable to Martin Consultants, Inc., a company owned by Jeffrey D. Martin, was $879,028. The notes bear interest at the rate of 8% per year and are secured by assets of the Company. The Company recorded interest expense of $ $45,162, $8,248, and $6,205 related to these notes for the year ended March 31, 2005, the three months ended March 31,2004 and year ended December 31, 2003, respectively. The dates and amounts of the individual note agreements with Martin Consultants, Inc. that remain outstanding at March 31, 2005 are as follows:

                Date of Note                               Amount

                December 31, 2003                        $  304,000
                January 7, 2004                              20,000
                February 15, 2004                            20,000
                February 25, 2004                            20,000
                March 8, 2004                                10,000
                March 11,2004                                12,000
                March 15,2004                                10,000
                March 24,2004                                15,000
                March 31, 2004                               10,000
                April 6, 2004                                10,000
                April 12, 2004                               10,000
                July 23, 2004                                20,000
                July 30, 2004                                10,000
                January 7, 2005                             400,000
                March 31, 2005                                8,028
                                                         ----------

                  Total                                  $  879,028
                                                         ==========

       Others

       On August 19, 2004 the Company borrowed $200,000 from Sugarcreek Capital, LLC. The Note was payable on December 30, 2004 and bore interest at the rate of 8% per year. Jeffrey D. Martin personally guaranteed this note. The note and related interest expense of $6,000 was paid during January 2005.

       On August 3, 2004 the Company borrowed $50,000 under a line of credit with an individual. Interest on the line of credit varies monthly. The line of credit is payable on demand and bore interest at a rate of approximately 6.5% per year during the year ended March 31, 2005. Jeffrey
       D. Martin personally guaranteed this line of credit. The line of credit and related interest expense of $1,619 were paid during February 2005.

       On October 4, 2004, the Company borrowed $15,000 from Market Management, Inc. (MMI). The note is unsecured, payable on demand, and bears interest at a rate of 6% per year. The balance of the note and related interest expense of $232 were paid during January 2005.

       On January 24, 2005, the Company borrowed $100,000 from MMI. The note is unsecured, payable on demand and bears interest at a rate of 10% per year. The Company recognized interest expense of $1,835 during the year ended March 31, 2005, related to this note.


6.     Capital Transactions

       The Company has offered a Private Placement Memorandum ("PPM") that offers for sale a maximum of 3,000,000 and a minimum of 1,000,000 shares of its common stock, $.001 par value at $.50 per share ("the Offering"). The shares are offered on a "best efforts" basis. The Offering will be made in reliance upon an exemption from registration under the federal securities laws provided by Regulation D as promulgated by the United States Securities and Exchange Commission ("SEC"). The Offering will terminate upon the earlier of (i) the sale of the 3,000,000 shares or
       (ii) May 31, 2004 unless extended by the Company for 120 days. The Company did extend the offering for 120 days and issued 603,856 shares with proceeds of $301,928. The Company amended the PPM reducing the share minimum to 100,000 shares. The offering concluded after the 120 day extension.

     The offering was extended for 120 days and the minimum reduced to 100,000 shares because the minimum of 1,000,000 had not been met by May 31, 2004. All shareholders who purchased shares prior to the amendment had the option to receive a return of their proceeds. None elected to do so.

       On October 6, 2004 3,502,925 shares of common stock were returned to the treasury and cancelled.


7.     Related Party Transactions

       Related party payables at March 31, 2005, consisted of $9,254 for health insurance as of March 31, 2005. Additionally, notes payable to affiliates and a major shareholder at March 31, 2005 are presented at Note 5.


       The Company promotes an artist who is the son of the Company's major shareholder. Total advances to the son are approximately $376,756 as of March 31, 2005.

       On March 1, 2003, the Company entered into an agreement with All Star Consulting that established a fee of $5,000 per month, plus rent of an apartment and lease of a car, for services rendered as a Manager of Artists in Germany. Effective January 2005, the agreement was amended to increase the fee paid to All Star Consulting to $6,500 per month. Tony Harrison, a Vice President and Director of the Company, owns All Star consulting. In connection with the agreement, the Company expensed promotion fees of approximately $64,500, $15,000 and $50,000 for the year ended March 31, 2005, three months ended March 31, 2004, and the year ended December 31, 2003, respectively.


8.     Operating Leases

       The Company leases a vehicle and housing in Germany for the Artists and Manager of "3rd Wish". Rent expense under these leases was $68,999, $13,205 and $42,637 for the year ended March 31, 2005, the three months ended March 31, 2004 and the year ended December 31, 2003 respectively.

       Future minimum non-cancelable lease payments to be made through March 31, 2006 are approximately $68,000 at March 31, 2005.

9.     Nu-Sol Agreement And Impairment

       During May 2000, the Company entered into a financing agreement with Nu-Sol Productions, Inc. (NU-SOL). The purpose of the agreement is for NU-SOL to produce, manufacture, market, and commercially exploit the first LP by Precious Francis "Precious" entitled "Big Girls Don't Cry" and singles derived from the LP (the Property). The Company funded costs and expenses of $130,000 with respect to the production, manufacturing, marketing, and exploitation of the Property. Under terms established by the NU-SOL agreement, net revenues are to be distributed first to the Company, until the Company recoups 100% of the $130,000 advanced plus an additional $39,000. Thereafter, the Company receives 30% of all net revenues. The Company originally recorded the advance to NU-SOL as a loan receivable, but during 2001, the Company deemed the advance uncollectible and recognized an impairment charge.


10.    Distribution And Service Agreements

       During May 2004, the company entered into a five and one-half year Distribution and Service Agreement with Cheyenne Records GmbH (Cheyenne). The agreement grants Cheyenne certain exclusive rights to distribute and sell recordings by 3rd Wish in Germany, Switzerland and Austria. Under the agreement, Cheyenne is to receive a distribution and service fee of 45% of all net receipts (gross receipts less Value Added Tax of approximately 16%). The agreement requires Cheyenne to perform certain services including booking commercial concerts and concert tours, securing personal appearances of "3rd Wish", securing advertising, endorsements and related activities of "3rd Wish", and music publishing/sub-publishing throughout the territory. In consideration for these services except music publishing/sub-publishing, Cheyenne is to receive 35% of all net receipts paid by third parties. The agreement provides for the Company/Cheyenne to split music publishing revenues on a 75%/25% basis. Cheyenne reported that as of December 31, 2004 approximately 202,000 copies of the "3rd Wish" recordings had been sold and the Company recorded license revenue of $115,227 for the year ended March 31, 2005.


11.    License Agreements

       On October 11, 2004, the Company entered into a fifteen-year license agreement with Three8 Music Limited (Three8). The terms of the license agreement grant Three8 all rights to the single release by "3rd Wish" entitled "Obsession" in the United Kingdom and Eire, for which the Company earns royalties of 19% calculated on 100% sales of Three8's published dealer price less certain packaging deductions. Additionally, for any third party licensing or digital delivery, the Company is to receive 50% of Three8's net United Kingdom sourced royalty receipts. In connection with the license agreement, the Company received a $15,000 advance that was initially recorded as deferred revenue and will be recognized as revenue as license fees are earned under the agreement. At March 31, 2005, the accompanying financial statements reflect license fees of $500 and deferred revenue of $14,500 related to this agreement.

       On November 12, 2004, the Company entered into a five year license agreement with NRJ Music (NRJ). The license agreement grants NRJ the exclusive right to the audio and/or audiovisual recordings of "3rd Wish" for the purpose of reproducing them on all media in France, Dom Tom, Andorra, Monaco, and Belgium. In consideration of the exclusive rights granted, NJR shall pay the Company a royalty for sales (less returns) of 19-22% in France, Dom Tom, Andorra and Monaco and 13-15% in Belgium. In addition the Company may earn additional royalties related to phonograms, videograms, and other digital media as defined in the agreement. In connection with the license agreement, the Company received a $16,822 advance that was initially recorded as deferred revenue and will be recognized as revenue as license fees are earned under the agreement. At March 31, 2005, the accompanying financial statements reflect license fees of $1,402 and deferred revenue of $15,420 related to this agreement.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



11.    License Agreements, continued

       On November 26, 2004, the Company entered into a five-year license agreement with Shock Records Pty Ltd (Shock). The license agreement grants Shock the exclusive right to the single release by "3rd Wish" entitled "Obsession" in Australia and New Zealand. Under the license agreement the Company is to receive royalties of 18-22% of net sales, which excludes any sales tax and includes any discounts. Shock retains the right to license the recording for third party, compilation and synchronization use in the territory and the Company shall receive 50% of any third party income. Shock retains exclusive right to copy, extract, digitally encode, sell, distribute, and otherwise exploit the recording in digital format via any interactive technology. In connection with the license agreement, the Company received a $5,150 advance that was initially recorded as deferred revenue and will be recognized as revenue as license fees are earned under the agreement. At March 31, 2005, the accompanying financial statements reflect license fees of $429 and deferred revenue of $4,721 related to this agreement.

       On December 14, 2004, the Company entered into a three-year license agreement with NMC Music Ltd. (NMC). The license agreement grants NMC exclusive rights to the single release by "3rd Wish" entitled "obsession" in Israel. The Company shall receive royalties of 18% calculated on 100% of net sales.

       On January 17, 2005, the Company entered into a three-year license agreement with Megaliner Records (Megaliner). The license agreement grants Megaliner exclusive rights to the single release by "3rd Wish" entitled "Obsession" including all available remixes. The territories covered by the license agreement with Megaliner includes Russia, Azerbaijan, Armenia, Georgia, Moldova, Kazakstan, Krygystan, Tajikistan, Uzbekistan, Turkmenistan, Ukraine, Republic of Belarus, Lithuania, Lativa and Estonia. Under the terms of the agreement the Company is to receive royalties of 20% of the published dealer price with no deductions allowed. In addition the Company/Megaliner shall split any third party income and broadcasting income on a 60%/40% basis. In connection with the license agreement, the Company received an advance of $750 and will record the advance as revenue as earned under the agreement.

       On February 14, 2005, the Company entered into a license agreement with VIDISCO. The license agreement grants VIDISCO exclusive rights to the single release by "3rd Wish" entitled "Obsession" in Portugal. The Company shall receive royalties of 18% calculated on 100% net sales.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



12.    Music Video Production Agreements

       During the year ended March 31, 2005, the Company entered into Music Video Production Agreements with 1171 Production Group (Production Company). Production Company produced music videos embodying performances by "3rd Wish" and "Pat Moe'. As of March 31, 2005 all contractual obligations have been completed and the Company recorded total video production expenses of $406,525 related to these agreements.


13.    Content License Agreement

       On September 10, 2004, the Company entered into a Content License Agreement with JAMBA!AG (JAMBA) for the distribution of mobile content including ring tones, wallpaper, and logos through the JAMBA service and JAMBA Network. The Content License Agreement is non-exclusive and covers the territories of Germany, Switzerland, and Austria. The term of the agreement commences on the date of the agreement and terminates upon a three month written notice by either party. In consideration of the authorizations granted to JAMBA in the agreement, JAMBA will pay the Company a license fee from all paid and successfully completed downloads of content by end users as set forth in the agreement, which shall be calculated from the net revenue (revenue less value added tax.) The Company has not recorded any revenue related to this agreement. In accordance with SAB 104, the Company will record revenue related to the Content License Agreement when the license revenue is fixed or determinable and collectibility is reasonably assured.

14.    Video Ringtone And Promotion Video License Agreement

       On March 9, 2005, the Company entered into a Framework Master and Video Ringtone and Promotion Video License Agreement ( Framework Agreement) with Jamster International Sarl (Jamster) whereas Jamster desires to distribute Master Ringtones and Video Ringtones of certain of the Company's tracks to include excerpts of certain of the Company's promotion video clips into such television advertising campaigns. The video description, license period, territory, exclusivity and any other rights granted to Jamster shall be described in each case by signature of an individual written order form. The term of the Framework Agreement shall remain effective unless terminated by either of the parties. In consideration of the rights granted in the order form(s), Jamster shall pay the Company for each fully paid and completed download of the Ringtone in its monophonic, polyphonic Master and Video Ringtone version a lump sum of $0.40 for Master Ringtones/Video Ringtones and $0.15 for tones which trigger a new subscription between end user consumer and distributor as compensation for the use of the video. The Company has not recorded any revenue related to this agreement. In accordance with SAB 104, the Company will record revenue related to the Framework when the license revenue is fixed or determinable and collectibility is reasonably assured.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



15.    Publishing Agreement

       On January 17, 2002, the Company entered into a publishing agreement with Broadcast Music, Inc. (BMI) for the period from July 1, 2001 to June 30, 2006. In accordance with the agreement, the Company hereby sells, assigns and transfers to BMI, its successors or assigns all rights which the Company owns or acquires publicly to perform, and to license others to perform, anywhere in the world and part or all musical compositions; the non-exclusive right to record, and to license others to record, any part or all of any of the musical compositions on electrical transcriptions, wire, tape, film or otherwise, but only for the purpose of performing such musical compositions publicly by means of radio and television or for archive or audition purposes; and the exclusive right to adapt or arrange any part or all of any of the musical compositions for performance purposes, and to license others to do so. As consideration for all rights granted to BMI hereunder, BMI agrees to pay the Company upon the basis of current performance rates generally paid by BMI for its affiliated publishers for similar performances. The Company has not recorded any revenue related to the agreement. In accordance with SAB No. 104 the Company will record publishing revenues when the revenue is fixed or determinable and collectibility is reasonably assured.


16.    Commitments

       Exclusive Artist Recording Agreements

       At March 31, 2005, the Company had entered into long-term Exclusive Artist Recording Agreements with five artists, which include the three Artists of "3rd Wish", the Artist "PatMoe" and the Artist "Precious Dawn Francis" for the purpose of engaging the exclusive personal services of the Artists for making master sound recordings for distribution in any medium. The territory for the agreements shall be worldwide. All master recordings made by the Artists during the terms of the agreements shall be recorded by the Artists on the Company's behalf, and all phonograph records and related performances shall be the entire property of the Company; the Company shall have the right to secure sound recording copyright; and the Company and its licensees shall have the sole and exclusive right to use the recordings throughout the world or any part thereof in any mannerit sees fit. The Company may pay all specifically approved recording costs in connection with the master recordings made hereunder, and all recording costs shall be deemed fully recoupable advances to the Artists and shall be deducted from any and all royalties payable to the Artist by the Company under this or any and all royalties payable to the Artists by the Company. Any and all monies paid to or on behalf of the Artists during the term of the agreement shall be fully recoupable, non-returnable advances unless otherwise expressly agreed in writing between the Company and the Artists. The Company has the right, but not the obligation to have the Artists participate in the creation of music videos and 100% of any and all monies expended by or advanced by the Company for the production of music videos shall constitute additional fully recoupable advances hereunder. The Company shall own any and all rights in and to said music videos in perpetuity.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



16.    Commitments, continued

       Exclusive Artist Recording Agreements, continued

       In its sole discretion, the Company may choose, at any time during the term of the agreements, to license master recordings made by the Artists to third parties on a flat fee or royalty basis, or to enter into a distribution agreement with a third party distributor for the distribution of phonograph records embodying master recordings recorded by the Artists through normal retail channels in the United States and worldwide. With respect to master recordings of the Artists licensed to third parties on a flat-fee basis, the Company shall pay the Artists 20-50% of the net amount received by the Company under such license. With respect to master recordings of the Artists licensed to third parties on a royalty basis, and with respect to phonograph recordings released through a distributor selected by the Company, the Company shall pay the Artists the lesser of 20-50% of the Company's net earned royalty receipts under such license or distribution agreement, or 20-50% of the basic album or single rate as defined in the agreements. Further, in its sole discretion, the Company may choose to commercially release phonograph records through the Company's own distribution network. In such event, the Company agrees to pay the Artists royalties based on the basic album or singe rate as defined in the agreements. For phonograph recordings that are exported or sold outside the United States and through record clubs or similar plans, the Artists shall be paid a royalty of 20-50% of the amounts provided of the above mentioned amounts. In addition, the Artists may earn royalties related to licenses for musical compositions, music video licenses and merchandising.

       At March 31, 2005, the Artists had earned royalties of approximately $29,000, based on the year end reported licensing revenues. However, the Company is not obligated to pay any royalties until total advances to Artists of $1,140,737 at March 31, 2005 (plus any future advances) have been recouped.

       Music Publishing Agreements

       At March 31, 2005, the Company had entered into long-term Music Publishing Agreements with four individual Writers, which include the three Artists of "3rd Wish" and the Artist "PatMoe". The Company engaged the Writers to render the Writer's exclusive services as songwriters and composers based upon terms and conditions set forth in the agreements. In accordance with the agreements, the Writers grant all rights to all musical compositions written or owned by the Writers and all musical compositions shall be the Company's exclusive property as sole owner. The Company shall pay royalties to the Writers based on various terms and conditions set forth in the agreements. There have been no royalties earned by the writers related to the agreements.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



16.    Commitments, continued

       Personal Management Agreement

       At March 31, 2005, the Company had entered into long-term Personal Management Agreements with four Artists, which include the three Artists of "3rd Wish" and the Artist "PatMoe". The Company accepts the engagement as the Artists' sole and exclusive personal management company in connection with all activities in the entertainment industries throughout the world, including but not limited to their services as musicians, songwriters, actors, publishers, packagers or performers in any medium now known or hereafter devised. For personal management services performed, the Artists agree to pay the Company 15% of all gross compensation earned or received as a result of activities in the entertainment industry. However, the Company shall not be entitled to commissions by the Artists from the sale, license, or grant of any literary or music rights to the Company or any person, firm, or corporation owned or controlled by the Company. During the year ended March 31, 2005, the Company earned commissions of $3,241, all related to live performances.


17.    Supplemental Disclosures Of Cash Flow Information

       During the year ended March 31, 2005, approximately $15,000 was paid for interest. No cash was paid for interest during the three months ended March 31, 2004 and year ended December 31, 2003.

       No cash was paid during the year ended March 31, 2005, three months ended March 31, 2004, and for the year ended December 31, 2003 for income taxes.

       Non-cash financing transactions:

       A reclassification of notes payable and accrued interest to equity of $1,581,983 was approved by the Board of Directors during 2003 and is presented at Note 5.


18.    Concentrations Of Risk And Major Customer

       The Company is economically dependent on an affiliate owned by the Company's major shareholder.

       The Company is dependent on the success of the Artists. The talent would be difficult to replace.


       The license revenues of $115,227 for the year ended March 31, 2005 related to the Distribution and Service Agreement with Cheyenne accounted for approximately 95% of total revenues.

                        SKREEM ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



19.    Comparative Financial Information

       The comparative statements of operations for the years ended March 31, 2005 and 2004 are as follows:

                                                                  2004
                                                 2005          (Unaudited)

       Revenues                               $   120,862      $      176
       Expenses
       Operating expenses                       1,310,933         588,745
       General and administrative expenses        318,150         166,083
                                                  -------         -------
       Loss from operations                    (1,508,221)       (754,652)
       Interest expense                           (84,248)        (57,836)
                                              -----------      ----------

       Net Loss                               $(1,592,469)     $ (812,488)
                                              ===========      ==========

       Basic and Diluted Loss per share       $     (0.06)     $    (0.05)
                                              ===========      ==========

       Basic and Diluted Weighted Average
         shares outstanding                    24,813,714       16,408,277(1)
                                              ===========      ===========


       (1) Number of shares outstanding to reflect reverse merger and for comparison purposes only.


20.    Subsequent Events

       During April 2005, the Company entered into a 5.5 year Distribution and Service Agreement with Cheyenne Records GMbH (Cheyenne). The agreement grants Cheyenne certain exclusive rights to distribute and sell recordings of the artist "Pat Moe" in Germany, Switzerland and Austria. Cheyenne is to receive a distribution and service fee of 30% to 36% of all net receipts (gross receipts less Value Added Tax of approximately 16%). In addition, Cheyenne will perform certain services including booking commercial concerts and concert tours, securing personal appearances of "Pat Moe", securing advertising, endorsements, and related activities of "Pat Moe" and music publishing /subpublishing throughout the territory. In consideration for these services, except music publishing/subpublishing, Cheyenne is to receive 15-30% of all net receipts. The Company/Cheyenne shall split music publishing revenues on a 75%/25% basis.

       On June 14, 2005, the Company entered into a business management agreement with Mr. Andy Lai for services performed in Asia and shall continue in perpetuity until written notice of termination is given by either party. Mr. Lai shall act as Business Manager and services shall include contract negotiations, securing recordings distribution, arranging live performances and tours, securing of sponsorships, as well as other business activities that are necessary for the advancement of the artists that are represented by the Company. The Company agrees to compensate Mr. Lai ten percent (10%) of the net revenues collected as a direct result of his negotiations in Asia and should the Company through its own resources enter into a recording or distribution agreement with a major company and the agreement includes Asia, Mr. Lai shall be compensated five percent (5%) of the net revenues resulting from said agreement.

Skreem Entertainment Corporation
(A Development Stage Company)
Consolidated Condensed Balance Sheet
June 30, 2005
(Unaudited)

ASSETS

Current Assets
Cash and cash equivalents                                      $ 14,720
Prepaid assets and deposits                                      34,059
                                                               --------
Total Current Assets                                             48,779

Property and Equipment, net                                       8,979
                                                               --------
Total Assets                                                   $ 57,758
                                                               ========


LIABILITIES AND SHAREHOLDERS ' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities                      $ 144,585
Related party payable                                             9,254
Deferred revenue                                                 19,337
Accrued interest payable - shareholder and affiliates           114,901
Notes payable - shareholder                                   1,064,000
Notes payable - affiliates                                      933,620
Notes payable - other                                           100,000
                                                              ---------
Total Current Liabilities                                     2,385,697

Shareholders' Deficit
Prefer red stock, par value $0.001, 1,000,000
shares authorized, no shares issued and outstanding                   -
Common stock, par value $0.001, 50,000,000
shares authorized, 23,107,856 shares
issued and outstanding                                           23,108
Additional Paid In Capital                                    1,860,823
Deficit accumulated in the development stage                 (4,211,870)
                                                             -----------

Total Shareholders' Deficit                                  (2,327,939)
                                                             -----------

Total Liabilities and Deficit                                  $ 57,758
                                                             ===========
                                      F-24

Skreem Entertainment Corporation
(A Development Stage Company)
Consolidated Condensed Statements of Operations
For Three Months Ended June 30, 2005 and 2004
And Period from August 19, 1999 (Inception) to June 30, 2005
(Unaudited)



                                   3 Months Ended      3 Months Ended    Inception to
                                    June 30, 2005      June 30, 2004     June 30, 2005
                                   ---------------    ---------------   --------------




Revenues                          $    22,759                  $ -           $ 146,547

Expenses
Operating expenses                   (362,823)            (238,172)        (2,773,686)
General and administrative           (106,166)             (93,550)        (1,104,987)
Impairment of loan receivable               -                    -           (130,000)
                                    ----------            --------         -----------
Total expense                        (468,989)            (331,722)        (4,008,673)
                                    ----------            --------         -----------
Loss from Operations                 (446,230)            (331,722)        (3,862,126)

Interest expense                      (36,507)             (10,989)          (349,744)
                                    ---------             --------         -----------
Net Loss                            $(482,737)          $ (342,711)       $(4,211,870)
                                    ==========           ==========        ===========

Weighted Average Shares
Outstanding                        23,107,856           26,244,100
                                    ==========           ==========
Loss Per Share -
 basic and diluted                 $   (0.02)             $  (0.01)
                                    ==========           ==========


Skreem Entertainment Corporation
(A Development Stage Company)
Consolidated Condensed Statements of Changes in Shareholders' Deficit From August 19, 1999 (Date of inception) to June 30, 2005


                                                                                Paid
                                                     Common Stock               In          Retained
                                                Shares           Amount       Capital       Deficit        Total
                                               -------         --------       --------     ---------      -------




Balance at inception, August 19, 1999               -           $    -        $    -       $    -        $    -

Issuance of common stock                       20,000               20             -            -
20

Net Loss                                            -                -             -      (84,021)
(84,021)
                                               ------         --------        -------      ---------      ---------
Balance at December 31, 1999                   20,000               20             -      (84,021)        (84,001)

Net loss                                            -                -             -     (230,879)
(230,879)
                                               ------         --------        --------    ---------       ---------
Balance at December 31, 2000                   20,000               20             -     (314,900)        (314,880)

Net loss                                            -                -             -     (494,816)
(494,816)
                                               ------         --------        --------    ---------       ---------
Balance at December 31, 2001                   20,000               20             -     (809,716)        (809,696)

Net loss                                            -                -             -     (384,590)
(384,590)
                                               ------         --------         --------   ---------       ---------
Balance at December 31, 2002                   20,000               20             -    (1,194,306)      (1,194,286)

Reclassification of debt to equity             43,000               43     1,581,940             -        1,581,983

Net loss                                            -                -             -       (736,364)
(736,364)
                                               ------         --------         --------   ---------       ---------
Balance at December 31, 2003                   63,000               63     1,581,940     (1,930,670)      (348,667)

Effect of issuance of common stock
  and recapitalization in reverse
  acquisition transaction                  25,943,925           25,944       (25,944)             -             -

Net loss                                            -                -             -       (205,994)
(205,994)
                                            ---------         --------        --------     ---------      ---------
Balance at March 31, 2004                  26,006,925           26,007     1,555,996     (2,136,664)      (554,661)

Proceeds from issuance of
   common stock                              603,856               604       301,324              -
301,928

Cancellation of shares                    (3,502,925)           (3,503)        3,503              -            -

Net loss                                           -                 -             -     (1,592,469)
(1,592,469)
                                           ---------          --------      ---------      ---------      ---------
Balance at March 31, 2005                 23,107,856            23,108     1,860,823       (3,729,133)  (1,845,202)

Net loss                                           -                 -             -         (482,737)
(482,737)
                                          ----------          --------     ----------     -----------    ----------
   Balance at June 30, 2005               23,107,856          $ 23,108    $1,860,823     $ (4,211,870)  $(2,327,939)
                                          ==========          ========     ==========     ===========    ==========


Skreem Entertainment Corporation
(A Development Stage Company)
Consolidated Condensed Statements of Cash Flows
For Nine Months Ended June 30, 2005 and 2004
And Period from August 19, 1999 (Inception) to June 30, 2005
(Unaudited)


                                                       3 Months Ended      3 Months Ended         Inception to
                                                       June 30, 2005       June 30, 2004         June 30, 2005
                                                     ----------------     ----------------      -----------------




Cash Flows from Operating Activities
Net Loss                                               $  (482,737)         $ (342,711)          $ (4,211,870)


Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities:
Depreciation expense                                           892               1,271                 41,772
Impairment of loan receivable                                    -                   -                130,000
Accrued interest payable converted to equity                     -                   -                208,405
Expenses paid by shareholder and affiliate                  35,000                   -                 88,026
Changes in Operating assets and liabilities:
Decrease in accounts receivable                            114,257                   -                      -
Increase in prepaid expenses
  And deposits                                               1,557                   -                (34,038)
Increase (decrease) in accounts payable and
  Accrued liabilities                                       80,538              (6,231)               153,838
Increase in interest payable to affiliates                  30,008              10,989                114,881
(Decrease) increase in deferred revenue                    (15,990)                  -                 19,338
                                                           --------            --------             ---------
Total Adjustments                                          246,262               6,029                722,222
                                                           --------            --------             ---------
Net Cash Used in Operating Activities                     (236,475)           (336,682)            (3,489,648)

Cash Flows from Investing Activities
Payments for purchase of equipment                               -                   -                (50,751)
Loan receivable                                                  -                   -               (130,000)
                                                           --------            --------             ---------
Net Cash Used in Investing Activities                            -                   -               (180,751)
Cash Flows from Financing Activities
Proceeds from issuance of stock                                  -             266,828                301,928
Proceeds from notes payable - other                              -                   -                365,000
Proceeds from notes payable - shareholder                  184,000             195,000              1,064,000
Proceeds from notes payable - affiliates                    15,000                   -              2,439,191
Principal payments on notes payable to affiliates                -                   -               (140,000)
Principal payments on notes payable to others                    -                   -               (265,000)
Principal payments on notes payable to affiliates                -             (65,000)               (80,000)
                                                           --------            --------              --------
Net Cash Provided by Financing Activities                  199,000             396,828              3,685,119

Net increase(decrease) in cash and
cash equivalents                                           (37,475)             60,146                 14,720

Cash and cash equivalents at beginning of period            52,195               2,915                      -
                                                           --------            --------             ---------
Cash and cash equivalents at end of period                $ 14,720            $ 63,061               $ 14,720
                                                           ========            ========             =========






   The accompanying notes are an integral part of these condensed consolidated financial statements.
                                       F-27

SKREEM ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


--------------------------------------------------------------------------------

Note 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated condensed financial statements of Skreem Entertainment Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America for interim inancial information and with the instructions to Form 10QSB and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited consolidated financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes, which are included as part of consolidated financial statements as of March 31, 2005 included in the Company's Form 10KSB.

Note 2 - ACCOUNTING POLICY FOR REVENUE RECOGNITION

Revenue is recognized in accordance with Staff Accounting  Bulletin No. 104 (SAB
104) when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable; delivery has occurred or services have been rendered or the license period has begun; and collect ability is reasonably assured.

Revenue from the  distribution  of  recordings  under  license and  distribution agreements is recognized as earned under the criteria established by Statement of Financial Accounting Standard No 50. Revenue is generally recognized when the Company receives an "accounting" of recordings sold with payment from the licensee. In the event the Company has not received an "accounting" from the licensee and if the Company has information related to the licensed use of recordings that would result in the revenue being fixed and determinable, and collection is reasonably assured, then revenue is recognized in the periods in which the license revenue is earned. Minimum guarantees (advances) received from licensees are recorded as deferred revenue and are amortized over the performance period, which is generally the period covered by the agreement.

Note 3 - NOTES PAYABLE

Shareholder

During the quarter ended June 30, 2005, Jeffrey D. Martin, a major stockholder loaned the Company $219,000. The note is payable on demand and bears interest at the rate of 8% per annum. Interest on this note begins to accrue on July 1, 2005.


Affiliates

During the quarter ended June 30, 2005, the company borrowed $15,000 from Am-Pac Investments. The note is payable on demand and bears interest at a rate of 8% per annum. Interest on this note begins to accrue on July 1, 2005. Am-Pac
Investments is 100% owned by Jeffrey D. Martin, a major shareholder of the company.

SKREEM ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


--------------------------------------------------------------------------------

Note 4 - GOING CONCERN

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained losses of $ 482,737 for the quarter ended June 30, 2005. The Company had an accumulated deficit of $4,211,870 at June 30, 2005. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company is highly dependent on its ability to continue to obtain investment capital and loans from a major shareholder and an affiliate in order to fund the current and planned operating levels. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to continue receiving investment capital from a shareholder and an affiliate and obtaining loans to complete promotion of the Company's artists, continue production of music and achieve a level of success that will enable it to sustain its operations. No assurance can be given that the Company will be successful in these efforts.

Note 5 - BUSINESS MANAGEMENT AGREEMENT

On June 14, 2005, the Company entered into a business management agreement with Mr. Andy Lai for services performed in certain countries in Asia and shall continue in perpetuity until written notice of termination is given by either party. Mr. Lai shall act as Business Manager and services shall include contract negotiations, securing recordings distribution, arranging live performances and tours, securing of sponsorships, as well as other business activities that are necessary for the advancement of the artists that are represented by the Company. The Company agrees to compensate Mr. Lai ten percent (10%) of the net revenues collected as a direct result of his negotiations in Asia and should the Company through its own resources enter into a recording or distribution agreement with a major company and the agreement includes certain countries in Asia, Mr. Lai shall be compensated five percent (5%) of the net revenues resulting from said agreement. The Company has not recorded any transactions related to this agreement.

Note 6 - DISTRIBUTION AGREEMENT

During April 2005, the Company entered into a 5.5 year Distribution and Service Agreement with Cheyenne Records GMbH (Cheyenne). The agreement grants Cheyenne certain exclusive rights to distribute and sell recordings of the artist "Pat Moe" in Germany, Switzerland and Austria. Cheyenne shall receive a distribution and service fee of 30% to 36% of all net receipts (gross receipts less Value Added Tax of approximately 16%). In addition, Cheyenne will perform certain services including booking commercial concerts and concert tours, securing personal appearances of "Pat Moe", securing advertising, endorsements, and related activities of "Pat Moe" and music publishing /sub publishing throughout the territory. In consideration for these services, except music publishing/sub publishing, Cheyenne shall receive 15-30% of all net receipts. The Company/Cheyenne shall split music publishing revenues on a 75%/25% basis. The Company has not recorded any revenue related to this agreement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has had no disagreements with its certified public accountants with respect to accounting practices or procedures or financial disclosure. The Company did however change its certifying accountants from David T. Thomson P.C. to Thomas Leger & Co. LLP in March of 2004, and from Thomas Leger & Co. LLP, to Ham, Langston & Brezina LLP in January of 2005.

(i) On March 3, 2004, the Registrant dismissed David T. Thomson, PC from its position as the Company's independent accountants.

(ii) The audit report of David T. Thomson, PC, on April 10, 2003, for the year ended March 31, 2002 contained no adverse opinion, disclaimer of opinion or modification of the opinion.

(iii)The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

(iv) In connection with its audit for the most recent fiscal year and the interim period until the date of dismissal , there have been no disagreements with David T. Thomson, PC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of David
     T. Thomson, PC would have caused them to make reference thereto in their report on the financial statements.

(v) During the most recent fiscal year and the interim period until the date of dismissal , there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

(vi) The Registrant requested that David T. Thomson, PC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(vii)On January 7, 2005, the Registrant dismissed Thomas Leger & Co., LLP from its position as the Company's independent accountants.

(viii) The audit report of Thomas Leger & Co., LLP, on July 21, 2004, for the balance sheet as of March 31, 2004, and the related consolidated statements of operations, shareholders' deficit and cash flows for the three months ended March 31, 2004 and the years ended December 31, 2003 and 2002 and for the period from August 19, 1999 (date of inception) through March 31, 2004 contained no adverse opinion, disclaimer of opinion or modification of the opinion other than the substantial doubt about the Company's ability to continue as a going concern.

(ix)The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

(x) In connection with its audit for the most recent fiscal year and the interim period until the date of dismissal , there have been no disagreements with Thomas Leger & Co., LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Thomas Leger & Co., LLP would have caused them to make reference thereto in their report on the financial statements.

(xi) During the most recent fiscal year and the interim period until the date of dismissal , there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

(xii) The Registrant requested that Thomas Leger & Co., LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements

(xiii) New independent accountants

     On January 7, 2005, the Registrant engaged Ham, Langston, & Brezina LLP to audit its financial statements for the year ended March 31, 2005. During the two most recent fiscal years and through March 31, 2005, the Registrant has not consulted with Ham, Langston, & Brezina LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written report or oral advise was provided to the Registrant by concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Subject to any future contingencies, the following table is an itemization of all expenses that we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

Item expense

SEC Registration Fee                                       $ 405
Legal Fees and Expenses*                                  25,000
Printing registration statement and other documents*     $ 1,595
Accounting Fees and Expenses*                            $ 8,000
                                                         -------
Total                                                   $ 35,000
                                                         =======
*Estimated Figures

                     RECENT SALES OF UNREGISTERED SECURITIES

During the first and second quarters of the year ended March 31, 2005, the Company sold, pursuant to an exemption from registration under rule 505 of Reg. D, 603,856 shares of its common stock for proceeds of $301,928. The Company prepared a Private Placement Memorandum to serve as an offering prospectus, which was furnished to potential investors prior to sale as required by Rule
502. There were a total of 16 purchasers. The shares issued in connection with this offering are restricted shares bearing a legend requiring the holding of the shares for investment purpose and permitting resale only in the event the shares are the subject of an effective registration statement or in accordance with the resale safe harbor provisions of Rule 144.

                                    EXHIBITS

Exhibit Number             Exhibit Description

1.1      Articles of Incorporation(1)
1.2      Bylaws(1)
5.1      Legal Opinion of Vanderkam & Associates(2)

10.1     Personal Management Agreement - Justin Martin
This document represents the agreement between the Company and Justin Martin. It grants the Company the right to manage the artist and grants the Company rights to 15% of all revenue generated by the musician. The contract expires March 1, 2009. Justin Martin is a related party to the Company to the extent that his father is the Company's largest shareholder.

10.2     Personal Management Agreement - Enrique Gonzalez
This document represents the agreement between the Company and Enrique Gonzalez. It grants the Company the right to manage the artist and grants the Company rights to 15% of all revenue generated by the musician. The contract expires March 1, 2009. Included in 10.1

10.3     Personal Management Agreement - Alex Acosta
This document represents the agreement between the Company and Alex Acosta. It grants the Company the right to manage the artist and grants the Company rights to 15% of all revenue generated by the musician. The contract expires March 1, 2009. Included in 10.1

10.4     Personal Management Agreement - Patrick Williams (PatMoe)
This document represents the agreement between the Company and Patrick Williams. It grants the Company the right to manage the artist and grants the Company rights to 15% of all revenue generated by the musician. The contract expires January 1, 2010.

10.5     Exclusive Artist Recording Agreement - Justin Martin
This document represents the agreement between the Company and Justin Martin. It engages the personal services of The Artist as a performing artist for the purpose of making Master Sound Recordings for distribution in any medium. The term is for a period required to complete one album and is extendable at the Company's discretion to include the musicians first five albums. The artist will receive varying compensation depending on the medium and where the recording is sold or licensed. The compensation varies from $.02 per record to 75% of revenues from sales, less costs to record and produce. The musician will not record for any other organization for a period of five years after the completion of an album for the Company. Justin Martin is a related party to the Company to the extent that his father is the Company's largest shareholder.

10.6     Exclusive Artist Recording Agreement - Enrique Gonzalez
This document represents the agreement between the Company and Enrique Gonzalez. It engages the personal services of The Artist as a performing artist for the purpose of making Master Sound Recordings for distribution in any medium. The term is for a period required to complete one album and is extendable at the Company's discretion to include the musicians first five albums. The artist will receive varying compensation depending on the medium and where the recording is sold or licensed. The compensation varies from $.02 per record to 75% of revenues from sales, less costs to record and produce. The musician will not record for any other organization for a period of five years after the completion of an album for the Company.


10.7     Exclusive Artist Recording Agreement - Alex Acosta
This document represents the agreement between the Company and Alex Acosta. It engages the personal services of The Artist as a performing artist for the purpose of making Master Sound Recordings for distribution in any medium. The term is for a period required to complete one album and is extendable at the Company's discretion to include the musicians first five albums. The artist will receive varying compensation depending on the medium and where the recording is sold or licensed. The compensation varies from $.02 per record to 75% of revenues from sales, less costs to record and produce. The musician will not record for any other organization for a period of five years after the completion of an album for the Company.


10.8     Exclusive Artist Recording Agreement - Patrick Williams (PatMoe)
This document represents the agreement between the Company and Patrick Williams. It engages the personal services of The Artist as a performing artist for the purpose of making Master Sound Recordings for distribution in any medium. The term is for a period required to complete one album and is extendable at the Company's discretion to include the musicians first five albums. The artist will receive varying compensation depending on the medium and where the recording is sold or licensed. The compensation varies from $.02 per record to 75% of revenues from sales, less costs to record and produce. The musician will not record for any other organization for a period of five years after the completion of an album for the Company.

10.9     Music Publishing Agreement - Justin Martin
This document represents the agreement between the Company and Justin Martin in his capacity as a writer/composer of music. It grants the Company the exclusive right to sell, license and distribute music written or composed by the writer. Compensation varies from $.05 per unit sold to 50% of revenues from the sale or licensing depending on the location of sale and the circumstances. The contract expires March 1, 2009. Justin Martin is a related party to the Company to the extent that his father is the Company's largest shareholder.

10.10    Music Publishing Agreement - Enrique Gonzalez
This document represents the agreement between the Company and Enrique Gonzalez in his capacity as a writer/composer of music. It grants the Company the exclusive right to sell, license and distribute music written or composed by the writer. Compensation varies from $.05 per unit sold to 50% of revenues from the sale or licensing depending on the location of sale and the circumstances. The contract expires March 1, 2009.

10.11    Music Publishing Agreement - Alex Acosta
This document represents the agreement between the Company and Alex Acosta in his capacity as a writer/composer of music. It grants the Company the exclusive right to sell, license and distribute music written or composed by the writer. Compensation varies from $.05 per unit sold to 50% of revenues from the sale or licensing depending on the location of sale and the circumstances. The contract expires March 1, 2009.

10.12    Music Publishing Agreement - Patrick Williams (PatMoe)
This document represents the agreement between the Company and Patrick Williams in his capacity as a writer/composer of music. It grants the Company the exclusive right to sell, license and distribute music written or composed by the writer. Compensation varies from $.05 per unit sold to 50% of revenues from the sale or licensing depending on the location of sale and the circumstances. The contract expires January 1, 2010.

10.13    Licensing Agreement - Cheyenne Records
This document represents the agreement between the Company and Cheyenne records. It grants Cheyenne the exclusive right to produce and distribute 3rd Wish's music in Germany, Switzerland, and Austria. In exchange for the right, Cheyenne submits all revenue to the Company reserving royalties of between 20% and 45% of receipts. This contract generated 95% of the Company's revenue for the year ended March 31, 2005.

10.14    Master Promissory Note - Jeffrey Martin
This document represents the agreement between Jeffrey Martin and the Company for the loans and advances made to the Company. Jeffrey Martin is the Company's largest shareholder.

10.15    Master Promissory Note -Martin Consultants
This document represents the agreement between Martin Consultants and the Company for the loans and advances made to the Company. Martin Consultants is controlled by Jeffrey Martin, the Company's largest shareholder.

10.16    Master Promissory Note - JT Investments
This document represents the agreement between JT Investments and the Company for the loans and advances made to the Company. JT Investments is controlled by Jeffrey Martin.

23.1     Consent of Thomas Leger, Certified Public Accountants
23.2     Consent of Vanderkam & Associates included in Exhibit 5.1
23.3     Consent of Ham, Langston, Brezina LLP, Certified Public Accountants
(1) This document was filed with the form 8-K filed on April 7, 2004 and is incorporated herein by reference.
(2) This document was filed with the form SB-2 amendment No.2 filed on July 12, 2005 and is incorporated herein by reference.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Orlando, State of Florida on July 8, 2005.

                                         /s/ Charles Camorata
                                         -----------------------------

Date: August 13, 2005                By:     Charles Camorata,
                                          President and Chief Executive Officer

Date: August 13, 2005                      /s/ Karen Pollino
                                         -----------------------------
                                    By:   Karen Pollino,
                                          Chief Financial Officer, Controller


In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

SIGNATURE                      TITLE                        DATE
----------                     -----                        -----

/s/ Charles Camorata           President/Director          August 13, 2005
--------------------
Charles Camorata

/s/ Karen Pollino              CFO/ Director/Controller    August 13, 2005
-----------------
Karen Pollino




                                       49